UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 26, 2016

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation will be held on the first floor of our headquarters building at 500 Hills Drive, Bedminster, New Jersey, on Tuesday, April 26, 2016, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters:

1.	Election of the eleven directors named herein to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified.

2.	To approve, on a non-binding basis, the compensation of the Corporation’s named executive officers as determined by the Compensation Committee.

3.	The approval of the amended Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan, which includes an increase in the share reserve by 500,000 shares and certain other amendments described herein.

4.	The ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2016.

5.	Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 7, 2016, are entitled to receive notice of, and to vote at, the meeting.

You are urged to read carefully the attached proxy statement relating to the meeting.

Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to exercise your right to vote as promptly as possible.

By Order of the Board of Directors

MARY M. RUSSELL,

CORPORATE SECRETARY

Bedminster, New Jersey

March 17, 2016

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

OR VOTE BY TELEPHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2016

This Proxy Statement and our Annual Report on Form 10-K are available at

http://www.edocumentview.com/PGC

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

PROXY STATEMENT

DATED MARCH 17, 2016

GENERAL PROXY STATEMENT INFORMATION

This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation (“Peapack-Gladstone” or the “Company”) in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held on the first floor of our headquarters building at 500 Hills Drive, Bedminster, New Jersey, on Tuesday, April 26, 2016 at 2:00 p.m. local time. This proxy statement is first being made available to shareholders on approximately March 17, 2016.

VOTING INFORMATION

Outstanding Securities and Voting Rights

The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 7, 2016. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

On the record date 16,347,750 shares of Peapack-Gladstone's common stock, no par value, were outstanding and eligible to be voted at the meeting. Each share of Peapack-Gladstone's common stock is entitled to one vote.

Required Vote

At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable New Jersey law and Peapack-Gladstone's certificate of incorporation and by-laws, abstentions and broker non-votes are counted for the purpose of establishing a quorum.

The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone's common stock voted at the meeting, whether voted in person or by proxy. Abstentions and broker non-votes will have no impact on the election of directors.

The approval, on a non-binding basis, of the compensation of the Company’s named executive officers as determined by the Compensation Committee requires the affirmative vote of a majority of the votes cast at the meeting, whether voted in person or by proxy. Abstentions and broker non-votes will have no impact on the approval of this advisory proposal.

The ratification of the appointment of Crowe Horwath LLP requires the affirmative vote of a majority of the votes cast at the meeting, whether voted in person or by proxy. Abstentions and broker non-votes will have no impact on the ratification of Crowe Horwath LLP’s appointment.

The approval of the amended Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting, whether voted in person or by proxy. Abstentions and broker non-votes will have no effect in the approval of the amended 2012 Long-Term Stock Incentive Plan.

All shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the 11 nominees for director who are named in this proxy statement, FOR the approval, on a non-binding basis, of the compensation of the Company’s named executive officers as determined by the Compensation Committee, FOR the approval of the amended Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan and FOR ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters according to their discretion.

Revocability of Proxy

Any shareholder giving a proxy has the right to attend and to vote at the meeting in person. A proxy may be revoked prior to the meeting by filing a later-dated proxy or a written revocation if it is sent to the Corporate Secretary of Peapack-Gladstone, Mary M.

Russell, at 500 Hills Drive, Suite 300, PO Box 700, Bedminster, New Jersey, 07921, and is received by Peapack-Gladstone in advance of the meeting. A proxy may be revoked at the meeting by filing a later-dated proxy or a written revocation with the Secretary of the meeting prior to the voting of such proxy or by voting in person at the meeting.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Peapack-Gladstone and the costs of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries or Laurel Hill Advisory Group LLC. Directors, officers and employees will not be specially compensated for such solicitation activities. The amount Peapack-Gladstone will pay Laurel Hill Advisory Group LLC for its proxy solicitation services is $6,000 plus certain out of pocket costs. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone will reimburse them for their reasonable expenses incurred in forwarding the materials.

PROPOSAL 1

ELECTION OF DIRECTORS

DIRECTOR INFORMATION

Peapack-Gladstone's by-laws authorize a minimum of five and a maximum of 25 directors; currently, the Board has 11 members. Directors are elected annually by the shareholders for one-year terms. Peapack-Gladstone's Nominating Committee has recommended to the Board the 11 current directors for reelection for one-year terms expiring at Peapack-Gladstone’s 2017 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board will be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is unavailable for election or will not serve if elected.

Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

The following table sets forth the names and ages of the Board's nominees for election, the nominees' positions with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. The nominee's prior service as a director includes prior service as a director of Peapack-Gladstone Bank (the “Bank”) prior to the formation of the holding company. In addition, described below is each director nominee’s particular experience, qualifications, attributes or skills that have led the Board to conclude that the person should serve as a director.

NOMINEES FOR ELECTION AS DIRECTORS
Name and Position		Director	Principal Occupation or Employment for the Past Five Years;
With Peapack-Gladstone	Age	Since	Other Company Directorships
Finn M. W. Caspersen, Jr. Senior Executive Vice President, Chief Operating Officer and General Counsel	46	2012	Senior Executive Vice President, Chief Operating Officer and General Counsel of Peapack-Gladstone and the Bank. Mr. Caspersen began his career with Peapack-Gladstone in 2004 and is qualified to serve on the Board of Directors because of his business skills, his judgment, and his proven leadership.
Dr. Susan A. Cole	73	2014	President of Montclair State University. Dr. Cole, named to the Board in February 2014, is qualified to serve on the Board of Directors because of her 18 years as President of Montclair State University, the second largest university in New Jersey, with approximately 20,000 students, which is invaluable in the oversight of Bank operations.
Anthony J. Consi, II	70	2000	Retired; previously Senior Vice President of Finance and Operations, Weichert Realtors. Mr. Consi is qualified to serve on the Board of Directors because of his 15 years of public accounting experience at Coopers & Lybrand and his 22 years of finance and operations leadership at Weichert Realtors, both of which are invaluable to his role as Audit Committee Chairman.
Richard Daingerfield	62	2014	Retired; previously Executive Vice President and General Counsel of Citizens Financial Group, Inc., Boston, Massachusetts from 2010 to 2014. Mr.

			Daingerfield is qualified to serve on the Board of Directors because of his expertise in corporate governance, executive management, risk management, corporate banking and commercial banking. His broad legal experience in all aspects of commercial and retail banking, including international and domestic private banking, are invaluable to his role as Risk Committee Chairman.
Edward A. Gramigna, Jr.	55	2012	Partner of Drinker Biddle & Reath LLP. Mr. Gramigna is qualified to serve on the Board of Directors because of his 27 years of experience in trust, estate planning and estate administration, which is invaluable in the oversight of our wealth management division.
Douglas L. Kennedy CEO	59	2012	President & CEO of Peapack-Gladstone and the Bank since 2012. Prior to joining the Company, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of American/Fleet Bank. Mr. Kennedy, who began his career in commercial banking in 1978, is qualified to serve on the Board of Directors because of his 38 years of commercial banking experience, demonstrated business leadership, judgment and vision.
John D. Kissel	63	1987	Real Estate Broker, Turpin Real Estate, Inc. Mr. Kissel is qualified to serve on the Board of Directors because of his 26 years of experience in the residential real estate market, which is invaluable to the Board’s oversight of the Company’s real estate loan portfolio.
James R. Lamb	73	1993	Principal of James R. Lamb, P.C., Attorney at Law. Mr. Lamb is qualified to serve on the Board of Directors because of his 49 years of legal experience, which is invaluable to the Board’s corporate governance program and the Board’s oversight of the Bank’s legal and regulatory affairs.
F. Duffield Meyercord Chairman	69	1991	Chairman of the Board of Peapack-Gladstone and the Bank; Partner of Carl Marks Advisory Group, LLC; President, Meyercord Advisors, Inc.; Director of Wayside Technology Group, Inc. (formerly Programmer’s Paradise, Inc.). Mr. Meyercord is qualified to serve on the Board of Directors because of his 41 years of experience in directing strategic projects and providing operational advisory services to numerous businesses, which is invaluable to the Board’s oversight of corporate strategy.
Philip W. Smith, III	60	1995	President, Phillary Management, Inc., a real estate management company. Mr. Smith is qualified to serve on the Board of Directors because of his 29 years of experience in commercial real estate agency and management, which is invaluable to the Board’s oversight of the Company’s real estate loan portfolio.
Beth Welsh	57	2012	General Manager of Bassett Associates. Ms. Welsh is qualified to serve on the Board of Directors because of her 21 years of experience in the commercial real estate market as well as her past banking experience, which is invaluable to the Board’s oversight of the Company’s real estate lending and small business banking.

Other than Mr. Meyercord, none of our directors hold, or have held in the past five years, any directorships at a public company or registered investment company.

The members of our Board of Directors are persons who as a group we believe have demonstrated appropriate leadership skills, experience and judgment in areas that are relevant to our business. We believe that their collective ability to challenge and stimulate management and their dedication to the affairs of the Company serve the interests of the Company and its shareholders. In accordance with its charter, the Nominating Committee has established director qualifications and standards, and identifies and evaluates each candidate on a case-by-case basis including an assessment of the requisite skills and characteristics of new board members as well as the composition of the Board as a whole. This assessment includes consideration of the independence, diversity, skills, experience and other elements relevant to the success of our Company in today’s business environment. In selecting director nominees for our Board, we consider the collective experience, attributes and skills of the entire Board, as well as the ability of the individuals to work together with other members of the Board.

RECOMMENDATION ON PROPOSAL 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘FOR’ THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.

CORPORATE GOVERNANCE

General

The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone's business through discussions with our President and CEO and Peapack-Gladstone’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone's subsidiary bank, Peapack-Gladstone Bank, during 2015. The Board of Directors of Peapack-Gladstone and Peapack-Gladstone Bank held 7 meetings during 2015. During 2015, each director of Peapack-Gladstone attended no fewer than 91% of the total number of meetings of Peapack-Gladstone’s Board and meetings of committees on which such director served. It is Peapack-Gladstone’s policy to encourage director attendance at the Annual Meeting absent a compelling reason such as illness. Last year, all but two directors attended the Annual Meeting.

The Board has adopted Corporate Governance Principles, which the Board and senior management believe promote this purpose. We periodically review these governance principles, the rules and listing standards of the NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (the “SEC”) regulations.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of 11 directors, a majority of which are independent directors. F. Duffield Meyercord serves as our Chairman and Douglas L. Kennedy is our Chief Executive Office and is also a member of our Board of Directors. The board has three primary committees composed solely of independent directors – Audit, Compensation, and Nominating – under applicable NASDAQ rules, and each of the three committees has a separate independent chair. In addition to these three committees, the Company also has a Risk Committee, which, along with our Board of Directors, is responsible for overseeing the Company’s risk management. Our full Board receives and reviews a company-wide risk assessment annually. While the Risk Committee and the full Board oversee the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is an appropriate approach for addressing the risks facing our Company at this time. Our independent directors conduct separate executive sessions to discuss Company affairs on a semi-annual basis. The Chairman of the Board, who is independent, presides over these sessions. In the event that in the future our Board Chairman is not independent, our By-Laws provide for the appointment of an independent lead director.

We believe that having a separate chairman and CEO, independent chairs and membership for each of our Audit, Compensation and Nominating Committees and independent director sessions provides the right form of leadership for our Company. Separating the chairman and CEO positions allowed us to expand our management structure to position the Company for future growth, while our experienced independent director majority provides oversight of Company operations and provides different perspectives based on the directors’ experience, oversight and expertise from outside our Company.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are “independent” for purposes of the NASDAQ rules, and that the members of the Audit Committee are also “independent” for purposes of the heightened standards of independence under NASDAQ rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and members of the Compensation Committee are also “independent” for purposes of the heightened standard of independence under the NASDAQ rules. The Board based these determinations on a review by the Nominating Committee and on a review by management of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships. The independent directors are Dr. Susan A. Cole, Anthony J. Consi, II, Richard Daingerfield, Edward A. Gramigna, Jr., James R. Lamb, F. Duffield Meyercord, Philip W. Smith, III and Beth Welsh.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent absent any other relationship which would interfere with the exercise of the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•	A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons, if such loan (i) complies with state and federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss.
•	A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.
•	The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president.
•	Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.
•	Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member owns five percent or less of the equity interests of that business and does not serve as an executive officer of the business.
•	Purchases of goods or services by Peapack-Gladstone, or any of its subsidiaries, from a director or a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or two percent of the gross revenues of the business.
•	Fixed retirement benefits paid or payable to a director either currently or on retirement.

The following categories or types of transactions, relationships or arrangements were considered by the Board in determining that each listed director is independent in accordance with the NASDAQ listing standards and Peapack-Gladstone’s Corporate Governance Principles.

Independent Director	Category or Type
Dr. Cole	Trust
Mr. Consi	Loans, Deposits, Trust
Mr. Daingerfield	Loans, Deposits, Trust
Mr. Gramigna	Deposits
Mr. Lamb	Loans, Deposits, Trust
Mr. Meyercord	Loans, Deposits, Trust
Mr. Smith	Deposits, Trust, Employment of Immediate Family Member below level of Senior Vice President
Ms. Welsh	Loans, Deposits

Independent Director Sessions

Our Corporate Governance Principles require that executive sessions including only independent directors be held at least semi-annually. The Chairman of the Board, who is independent, presides over these independent director sessions.

Shareholder Communication with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

•	Shareholders wishing to communicate with the Board of Directors should send any communication to the Board of Directors, Peapack-Gladstone Financial Corporation, c/o Corporate Secretary of Peapack-Gladstone, Mary M. Russell, at 500 Hills Drive, Suite 300, PO Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•	The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular Committee Chairman, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.
•	The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and shall regularly review all such communications with the Board or the appropriate Committee Chairman.

The Board of Directors has also established the following procedures for shareholder communications with the Chairman, who presides over the independent director sessions:

•	Shareholders wishing to communicate with the Chairman should send any communication to the Presiding Director of Independent Director Sessions, Peapack-Gladstone Financial Corporation, c/o Corporate Secretary of Peapack-Gladstone, Mary M. Russell, at 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•	The Corporate Secretary will forward such communication to the Chairman, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.
•	The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by the Chairman, and shall regularly review all such communications with the Chairman at the next meeting.

Committees of the Board of Directors

In 2015, the Board of Directors maintained an Audit Committee, a Compensation Committee, a Nominating Committee, a Risk Committee, and a CEO Advisory Committee. The Audit Committee, Compensation Committee and Nominating Committee are each solely comprised of independent directors; a description of each of these three committees follows.

Audit Committee

Mr. Consi serves as Chair of the Audit Committee. Other members of the Audit Committee currently are Messrs. Daingerfield, Gramigna and Lamb and Ms. Welsh. The Audit Committee met eight times during 2015.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Consi, meets the NASDAQ standard of being financially sophisticated. The Board of Directors has also determined that Mr. Consi meets the SEC criteria of an “audit committee financial expert.”

The Audit Committee operates pursuant to a charter. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors Peapack-Gladstone’s interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of Peapack-Gladstone; considering our outside auditors’ independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the Internal Audit Department of Peapack-Gladstone; reviewing audit reports prepared by any outside firm which may conduct some internal audit functions for Peapack-Gladstone; and reviewing the response of management to those reports. The Audit Committee reports to the full Board pertinent matters coming before it.

Compensation Committee

Peapack-Gladstone’s Compensation Committee currently consists of Messrs. Meyercord (Chair), Consi and Smith. Mr. Merton served as a member of the Compensation Committee during 2015 until he retired from the Board on December 31, 2015. During 2015, the Compensation Committee met four times.

The Compensation Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The Compensation Committee recommends to the independent members of the Board the CEO’s compensation, sets specific compensation for executive officers (other than the CEO) and ratifies general compensation levels for all other officers and employees. It also administers our long-term stock incentive plans and makes awards under those plans. The Board has approved its charter, which delegates to the Compensation Committee the responsibility to recommend Board compensation. Included in this process is a thorough analysis and consideration of overall Company performance, individual job performance, the overall need of the Company to attract, retain and incent executive talent, and the total cost of the compensation programs.

The Compensation Committee has the authority to hire, fire, and seek the services of compensation consulting and advisory firms as it deems appropriate to its role. In 2015, the Compensation Committee engaged the services of McLagan, an Aon Hewitt Company (“McLagan”), an independent compensation consulting firm specializing in executive compensation. Services were related to providing an updated competitive market analysis. McLagan reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with the Human Resources Department as requested by the Compensation Committee. As a matter of policy the Compensation Committee does not prohibit its advisors from providing services to management, but any such engagement must be requested or approved by the Compensation Committee.

Nominating Committee

Peapack-Gladstone’s Nominating Committee currently consists of Messrs. Gramigna (Chair), Smith, Meyercord and Ms. Cole. Mr. Merton served as a member of the Nominating Committee during 2015 until he retired from the Board on December 31, 2015. The Nominating Committee met two times during 2015.

The Nominating Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The Nominating Committee reviews qualifications of and recommends to the Board candidates for election as director of Peapack-Gladstone and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating Committee is also charged with reviewing the Board’s adherence to the Corporate Governance Principles and the Code of Business Conduct and Ethics. The Nominating Committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.”

Nomination of Directors

Nominations for director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•	Directors are encouraged to live and/or work in the communities served by Peapack-Gladstone’s subsidiary bank.
•	Directors shall maintain stock ownership in compliance with the Company’s stock ownership guidelines.
•	Directors shall be experienced in business, shall be financially literate and shall be respected members of their communities.
•	Directors shall be of high ethical and moral standards and have sound personal finances.
•	A Director may not serve on the board of directors of any other bank that serves the same market area as Peapack-Gladstone.

The Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees. The Nominating Committee considers diversity of experience, both of the individual under consideration and of the Board as a whole, as a factor in identifying nominees for director. In accordance with the Company’s Corporate Governance Principles, in assessing candidates for nomination, the Nominating Committee considers, among other factors, the candidate’s independence, diversity, skills and experience in the context of the needs of the Board.

The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Nominating Committee will consider nominations made by shareholders. Shareholders wishing to submit a director candidate for consideration by the Committee must submit such director candidate recommendations to the Committee, c/o the Corporate Secretary, 500 Hills Drive, Bedminster, NJ 07921, in writing, not less than 120 nor more than 150 days prior to the date of the prior year’s annual meeting. In order to ensure that a shareholder wishing to propose a candidate for consideration by the Committee has a significant stake in the Company, to qualify for consideration by the Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least 1% of the Company’s outstanding shares for a minimum of one year prior to the submission of the request. In addition, the Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For our annual meeting in the year 2017, we must receive this notice on or after November 27, 2016, and on or before December 27, 2016.

The following factors, at a minimum, are considered by the Nominating Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;
•	if the Committee deems it applicable, whether the candidate would be able to read and understand fundamental financial statements and considered to be financially sophisticated as described in the NASDAQ rules, or considered to be an audit committee financial expert as defined pursuant to the Sarbanes-Oxley Act of 2002;
•	if the Committee deems it applicable, whether the candidate would be considered independent under the NASDAQ rules and the Board’s additional independence guidelines set forth in Peapack-Gladstone’s Corporate Governance Principles;
•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;
•	willingness to apply sound and independent business judgment;
•	ability to work productively with the other members of the Board;
•	availability for the substantial duties and responsibilities of a Peapack-Gladstone director; and
•	meets the additional criteria set forth in the Peapack-Gladstone’s Corporate Governance Principles.

You can obtain a copy of the full text of our policy regarding shareholder nominations by writing to Mary M. Russell, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921.

Code of Business Conduct and Conflict of Interest Policy and Corporate Governance Principles

Peapack-Gladstone has adopted a Code of Business Conduct and Conflict of Interest Policy, which applies to Peapack-Gladstone’s chairman, chief executive officer, principal financial officer, principal accounting officer and to all other Peapack-Gladstone directors, officers and employees. The Code of Business Conduct and Conflict of Interest Policy is available in the Investor Relations section of Peapack-Gladstone’s website located at www.pgbank.com. The Code of Business Conduct and Conflict of Interest Policy is also available in print to any shareholder who requests it from Mary M. Russell, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Conflict of Interest Policy on our website as may be required and within the time period specified under applicable SEC and NASDAQ rules.

As noted above, we have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone by the Board and its committees. The Corporate Governance Principles are available at the Investor Relations section of Peapack-Gladstone’s website located at www.pgbank.com.

DIRECTOR COMPENSATION

The following table summarizes the compensation of the non-employee directors of Peapack-Gladstone in 2015.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) (4)	Total
Susan A. Cole	$31,300	$6,189	$—	$37,489
Anthony J. Consi, II	77,800	27,715	—	105,515
Richard Daingerfield	64,300	3,084	1,438	68,822
Edward A. Gramigna, Jr.	53,600	16,218	1,257	71,075
John D. Kissel	29,500	9,021	—	38,521
James R. Lamb, Esq.	39,700	9,315	12,522	61,537

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) (4)	Total
Edward A. Merton	31,500	7,868	18,619	57,987
F. Duffield Meyercord	105,000	61,933	—	166,933
Philip W. Smith, III	32,400	12,441	—	44,841
Beth Welsh	37,900	9,986	1,250	49,136

(1)	In 2015, Peapack-Gladstone paid its directors a $10,000 annual retainer for service on the Board, $1,200 for each regular Board or CEO Advisory Committee meeting they attend and $900 each for all other committee meetings they attend. The Chairman received an additional $50,000 annual retainer. The Audit Committee Chair received an additional $25,000 annual retainer, while the Compensation Committee and Risk Committee Chairs each received an additional $15,000 annual retainer. The Nominating Committee Chairman received an additional $7,000 annual retainer. Audit Committee members received an additional $3,000 annual retainer and Compensation Committee members received an additional $2,000 annual retainer. Douglas L. Kennedy, Frank A. Kissel and Finn M.W. Caspersen, Jr., as full-time employees, were not compensated for services rendered as directors. In 2015, Frank A. Kissel received $200,000 in compensation for his services as an employee, $27,060 for auto allowance and $2,939 for BOLI premiums.

(2)	Each director also received an annual equity award for service on the Board in the form of restricted stock. The following table represents the number of restricted shares awarded to each director during 2015, the grant date fair market value of these awards computed in accordance with ASC 718 and the aggregate number of options or restricted stock outstanding at December 31, 2015, for each of the following directors:
Name	Number of Shares of Restricted Stock Awarded in 2015	Grant Date Fair Market Value of Stock Awarded (a)	Aggregate Number of Options Outstanding at 12/31/2015	Aggregate Number of Restricted Stock Awards Outstanding at 12/31/2015
Susan A. Cole	295	$6,189	—	295
Anthony J. Consi, II	1,321	27,715	17,120	2,822
Richard Daingerfield	147	3,084	—	147
Edward A. Gramigna, Jr.	773	16,218	2,500	1,664
John D. Kissel	430	9,021	17,120	870
James R. Lamb, Esq.	444	9,315	17,120	1,004
Edward A. Merton	375	7,868	17,120	945
F. Duffield Meyercord	2,952	61,933	17,120	5,510
Philip W. Smith, III	593	12,441	17,120	1,389
Beth Welsh	476	9,986	2,500	1,076
(a)	Represents the aggregate grant date fair value of restricted stock awards in accordance with ASC 718, see Note 12 – Stock-Based Compensation of Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2015 for additional information on the valuation methodology. The 1998 and 2002 Stock Option Plans for Outside Directors provide for the award of non-qualified stock options to non-employee directors. The 2006 and 2012 Long-Term Stock Incentive Plan provides for the award of non-qualified stock options, stock appreciation rights or restricted stock to non-employee directors. The plans provide that grants are made based upon recommendations from the Compensation Committee to the Board.
Under each of the plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.
Shares awarded vest in three equal annual installments commencing with the first anniversary of the grant date.
(3)	Peapack-Gladstone has a retirement plan for eligible non-employee directors of Peapack-Gladstone and/or its subsidiaries. The amended plan provides five years of annual benefits to directors with ten or more years of service, which commence after a director has retired from the Board. The annual benefit is equal to $40,000, with an additional $10,000 paid to the chairs of the Audit and Compensation Committees and an additional $10,000 paid to the Chairman. No director was credited with more than ten years of service when the plan became effective, regardless of how long the person had served as director as of the effective date. If a director with ten years of service ceases to be a director as a result of death or disability, or a director with five years of service ceases to be a director following a change in control, the director will be credited with a total of 15 years of service for plan purposes. In the event that the director dies prior to receipt of all benefits, the payments continue to the director's beneficiary or estate.
(4)	The amount in this column represents the change in pension value. There were no above-market, nonqualified deferred compensation earnings.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth as of February 29, 2016 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than 5 percent of the outstanding common stock of Peapack-Gladstone.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Entities affiliated with The Banc Funds Company LLC (1) 20 North Wacker Drive Chicago, IL 60606	1,324,019	8.10%

Wellington Management Company LLP (2) 280 Congress Street Boston, MA 02210	1,362,275	8.33%

Basswood Capital Management, L.L.C. (3) 645 Madison Avenue, 10th Floor New York, NY 10022	832,879	5.09%

BlackRock Inc. (4) 55 East 52d Street New York, NY 10055	830,461	5.08%

James M. Weichert (5) 1625 State Highway 10 Morris Plains, NJ 07950	1,070,480	6.55%

(1)	Based on a Schedule 13G/A filed with the SEC on February 9, 2016 by The Banc Funds Company, LLC. The filing discloses that as of December 31, 2015, The Banc Funds Company, LLC has sole voting and sole dispositive power with respect to 1,324,019 shares of our common stock.
(2)	Based on a Schedule 13G/A filed with the SEC on February 11, 2016 by Wellington Management Company, LLP (“Wellington Management”). The filing discloses that as of December 31, 2015, Wellington Management, has shared voting power with respect to 1,333,355 and shared dispositive power with respect to 1,362,275 shares of our common stock.
(3)	Based on a Schedule 13G/A filed with the SEC on February 11, 2016 by Basswood Capital Management, L.L.C. The filing discloses that as of December 31, 2015, Basswood Capital Management, L.L.C. has shared voting and shared dispositive power with respect to 832,879 shares of our common stock.
(4)	Based on a Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock Inc. The filing discloses that as of December 31, 2015, BlackRock Inc. has sole voting power with respect to 814,716 shares of our common stock and sole dispositive power with respect to 830,461 shares of our common stock.
(5)	Based on a Schedule 13D/A filed with the SEC on April 30, 2014 by James M. Weichert. The filing discloses that as of March 12, 2014, James M. Weichert has sole voting and sole dispositive power with respect to 1,070,480 shares of our common stock.

Stock Ownership of Directors and Executive Officers

The following table sets forth as of March 2, 2016 the number of shares of Peapack-Gladstone's common stock, beneficially owned by each of the directors/nominees, the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the “named executive officers”) pursuant to the regulations of the SEC, and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
John P. Babcock	80,352	(3)	*
Jeffrey J. Carfora	92,984	(4)	*
Finn M. W. Caspersen, Jr.	90,122	(5)	*
Dr. Susan A. Cole	835	(6)	*
Anthony J. Consi, II	103,547	(7)	*
Richard Daingerfield	3,954	(8)	*
Edward A. Gramigna, Jr.	6,990	(9)	*
Douglas L. Kennedy	156,714	(10)	*
John D. Kissel	62,981	(11)	*
James R. Lamb	38,734	(12)	*
F. Duffield Meyercord	60,587	(13)	*
Philip W. Smith, III	65,706	(14)	*
Eric H. Waser	14,499	(15)	*
Beth Welsh	4,864	(16)	*
All directors and executive officers as a group (18 persons)	885,968	(17)	5.42%

NOTES:

*	Less than one percent
(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.
(2)	The number of shares of common stock used in calculating the percentage of the class owned includes shares of common stock outstanding as of March 2, 2016, and 98,720 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(3)	This total includes 69,426 shares of restricted stock.
(4)	This total includes 634 shares allocated to Mr. Carfora under Peapack-Gladstone's Profit Sharing Plan, 1,769 shares purchased for the Employee Stock Purchase Plan and 38,882 shares of restricted stock.
(5)	This total includes 1,333 shares allocated to Mr. Caspersen under Peapack-Gladstone's Profit Sharing Plan, 1,834 shares purchased for the Employee Stock Purchase Plan, 45,018 shares of restricted stock and 5,250 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(6)	This total includes 295 shares of restricted stock.
(7)	This total includes 2,822 shares of restricted stock and 16,620 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(8)	This total includes 147 shares of restricted stock.
(9)	This total includes 1,664 shares of restricted stock and 2,500 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(10)	This total includes 109,478 shares of restricted stock and 1,738 shares purchased for the Employee Stock Purchase Plan.
(11)	This total includes 1,789 shares owned by Mr. John D. Kissel's wife, 4,224 shares owned by Mr. Kissel's children, 870 shares of restricted stock and 16,620 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.

(12)	This total includes 1,684 shares owned by Mr. Lamb's wife, 1,004 shares of restricted stock and 16,620 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(13)	This total includes 5,510 shares of restricted stock and 16,620 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(14)	This total includes 8,243 shares owned by Mr. Smith's wife, 1,335 shares owned by Mr. Smith’s management company, 1,389 shares of restricted stock and 16,620 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(15)	This total includes 9,532 shares of restricted stock and 833 shares purchased for the Employee Stock Purchase Plan.
(16)	This total includes 1,076 shares of restricted stock and 2,500 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016.
(17)	This total includes 326,685 shares of restricted stock, 98,720 shares purchasable pursuant to options exercisable within 60 days of March 2, 2016 and 25,032 shares held in a margin account.

Stock Ownership Guidelines

In 2015, the Board of Directors updated the Company’s Stock Ownership Guidelines. The Stock Ownership Guidelines apply to the Board of Directors, the Chief Executive Officer and the executive officers of the Company and impose the following requirements:

•	All new members elected to the Board must own a minimum of $10,000 in Company stock at the time of his or her appointment;
•	Directors must maintain five times the amount of the Company annual equity award for service on the Board;
•	The Chief Executive Officer must maintain three times his or her base salary in Company stock; and
•	Executive officers must maintain one time his or her base salary in Company stock.

Individuals can count shares owned in a Company benefit plan towards the stock ownership requirement. There is no set compliance period to meet the guidelines, with the exception of the minimum ownership requirement applicable to new Board members. However, until the guidelines are achieved, individuals will be required to retain 100% of any net shares received through a Company grant under the 2012 Long Term Incentive Plan.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you, as shareholder of Peapack-Gladstone the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. We currently hold our “Say on Pay” vote on an annual basis.

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Congress adopted Section 14A of the Securities Exchange Act of 1934, pursuant to which the Board is giving our shareholders this opportunity to approve on an advisory, or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. Accordingly, we are asking you to approve the compensation of Peapack-Gladstone’s named executive officers as described under “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Your vote is advisory and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The following summarizes the backgrounds of the named executive officers.

•	Mr. Kennedy joined the Bank in October 2012 as Chief Executive Officer. He is a career banker with over 38 years of commercial banking experience. Previously, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of American/Fleet Bank. Mr. Kennedy has a Bachelor’s Degree in Economics and a MBA from Sacred Heart University in Fairfield, Connecticut.

•	Mr. Carfora joined the Bank in April 2009 as Chief Financial Officer having previously served as a Transitional Officer with New York Community Bank from April 2007 until January 2008 as a result of a merger with PennFed Financial Services Inc. and Penn Federal Savings Bank (collectively referred to as “PennFed”). Prior to the merger, Mr. Carfora served as Chief Operating Officer of PennFed from October 2001 until April 2007 and Chief Financial Officer from December 1993 to October 2001. Mr. Carfora has nearly 36 years of experience, including 33 years in the banking industry. Mr. Carfora has a Bachelor’s degree in Accounting and a MBA in Finance, both from Fairleigh Dickinson University and is a Certified Public Accountant.

•	Mr. Caspersen has nearly 21 years of experience, including 12 years in the banking industry. Mr. Caspersen joined the Bank as Chief Risk Officer in March 2004 and was promoted to General Counsel in May 2006. He was elected to the Board of Directors in April 2012. Mr. Caspersen was named Senior Executive Vice President, Chief Operating Officer and General Counsel in 2013. Prior to joining the Bank, Mr. Caspersen worked in the fields of venture capital, investment banking and corporate law. Mr. Caspersen is a graduate of Harvard Law School and Harvard College.

•	Mr. Babcock joined the Bank in March 2014 as Senior Executive Vice President of the Bank and President of Private Wealth Management. Mr. Babcock has 35 years of experience in commercial and wealth management/private bank businesses in New York City and regional markets through mergers, expansions, rapid growth and periods of significant organizational change. Prior to joining the Bank, Mr. Babcock was the managing director in charge of the Northeast Mid-Atlantic region for the HSBC Private Bank. Mr. Babcock graduated from Tulane University’s A.B. Freeman School of Business and has an M.B.A. from Fairleigh Dickinson University. Mr. Babcock holds FINRA Series 7, 63 and 24 securities licenses.

•	Eric H. Waser joined the bank in 2015 as Executive Vice President and Head of Commercial Banking at Peapack-Gladstone Bank. He is responsible for the oversight and growth of the Bank’s commercial and industrial lending business. Eric has more than 25 years of experience in financial services and private banking, most recently serving as managing director for Citibank’s East Business Banking Division, which achieved superior growth and risk adjusted returns through his direction. Throughout his career, as president of Mid Atlantic Corporate Banking, CEO-NJ and managing director at Sovereign Bank and executive vice president at Fleet Boston Financial/Nat West Bank, Eric focused on all aspects of Retail and Commercial Banking Segments including: business banking, middle market, large corporate, leveraged lending, and professional services, healthcare and not for profit specialty segments. Mr. Waser holds a Bachelor of Science degree from Indiana University, Kelly School of Business and has taught extensively on advanced credit, sales and leadership training topics and programs.

RECOMMENDATION ON PROPOSAL 2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DETERMINED BY THE COMPENSATION COMMITTEE AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND TABULAR AND RELATED NARRATIVE DISCLOSURE INCLUDED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the three other most highly compensated individuals who were serving as executive officers at the end of fiscal 2015 (collectively, the “named executive officers”).

Executive Summary

2015 Financial Highlights and Company Performance

The Compensation Committee of the Board of Directors (“Committee”) believes that the Company, under the leadership and guidance of its CEO and other named executive officers, has been successful in executing its Strategic Plan – “Expanding Our Reach.” The Strategic Plan focuses on the client experience and aggressively building and maintaining a private banking platform.

In particular, the Committee noted the following factors, which it believes demonstrated the success of the Company and of the CEO and other named executive officers individually in 2015:

•	For the year ended December 31, 2015, the Company reflected year over year improvement in revenue, earnings, returns, and efficiency, as shown in the table below:
				Improvement
	2015	2015		2015 Adjusted
(Dollars in millions, except EPS)	As Reported	Adjusted(A)	2014	vs 2014
Pretax income	$32.14	$34.64	$24.29	$10.35	43%
Net income	$19.97	$21.53	$14.89	$6.64	45%
Diluted earnings per share (EPS)	$1.29	$1.39	$1.22	$0.17	14%
Total revenue	$108.17	$108.17	$88.70	$19.47	22%

Return on average assets	0.64%	0.69%	0.63%	0.06
Return on average equity	7.71%	8.31%	7.96%	0.35
Efficiency ratio	63.80%	61.71%	67.45%	(5.74)

(A)	2015 adjusted excludes $2.5 million of charges related to the closure of two branch offices, as previously announced. Exclusion of these charges increases pretax income by $2.5 million, net income by $1.6 million, earnings per share by $0.10 per share, ROAA by 0.05%, and ROAE by 0.60%, and decreases the efficiency ratio by 2.09%.

•	At December 31, 2015, the market value of assets under administration (AUA) at the Private Wealth Management Division of Peapack-Gladstone Bank (“the Bank”) was $3.32 billion, including the acquisition of Wealth Management Consultants, which occurred in May 2015. Year over year growth in AUA totaled 11 percent for 2015.
•	Fee income from the Private Wealth Management Division totaled $17.0 million for 2015, growing from $15.2 million for 2014. Year over year growth in wealth management fee income was 12 percent, despite a relatively flat stock market in 2015.
•	Loans (including Loans Held for Sale) at December 31, 2015 totaled $3.0 billion. This reflected growth of $745 million, net of participations sold, when compared to $2.3 billion at December 31, 2014. Year over year net loan growth was 33 percent.
•	Multifamily loan participations sold in 2015 totaled approximately $200 million.
•	Commercial & Industrial (C&I) loans at December 31, 2015 totaled $513 million. This reflected growth of $204 million when compared to the $309 million at December 31, 2014. Year over year C&I loan growth was 66 percent.
•	Total “customer” deposit balances (defined as deposits excluding brokered CDs and brokered “overnight” interest-bearing demand deposits) grew $663 million to $2.64 billion at December 31, 2015 from $1.98 billion at December 31, 2014. Year over year customer deposit growth totaled 33 percent.
•	Asset quality metrics continued to be strong at December 31, 2015. Nonperforming assets at December 31, 2015 were just $7.3 million or 0.22 percent of total assets. Total loans past due 30 through 89 days and still accruing were only $2.1 million at December 31, 2015.
•	The Company’s net interest income for 2015 was $84.5 million. This reflected improvement when compared to $67.9 million for 2014. Year over year growth in net interest income was 24 percent.
•	The book value per share at December 31, 2015 of $17.61 reflected improvement when compared to $16.36 at December 31, 2014. Year over year growth in book value per share totaled 8 percent.
•	For 2015, overall results were better than our budget/plan for 2015 (“2015 Budget”) as shown in the table below.
				Achievement
	2015	2015	2015	2015 As Adjusted
(Dollars in millions, except EPS)	As Reported	Adjusted(A)	Budget	Vs 2015 Budget
Pretax income	$32.14	$34.64	$31.70	$2.94	9%
Net income	$19.97	$21.53	$19.02	$2.51	13%
Diluted EPS	$1.29	$1.39	$1.23	$0.16	13%
Total revenue	$108.17	$108.17	$104.65	$3.52

Return on average assets	0.64%	0.69%	0.62%	0.07	11%
Return on average equity	7.71%	8.31%	7.42%	0.89	12%
Efficiency ratio	63.80%	61.71%	63.02%	(1.31)

(A)	2015 adjusted excludes $2.5 million of charges related to the closure of two branch offices, as previously announced. Exclusion of these charges increases pretax income by $2.5 million, net income by $1.6 million, earnings per share by $0.10 per share, ROAA by 0.05%, and ROAE by 0.60%, and decreases the efficiency ratio by 2.09%.

Budget achievement is based on pretax income and net income, with consideration given to earnings per share (“EPS”), return on average assets (“ROAA”), return on average equity (“ROAE”), revenue growth and asset quality.  After consideration of 2015’s results compared to budget, we determined 2015 Company performance to be rated at maximum under the Executive Performance Plan, based on the following guidelines:

•	Threshold – 85% to 99% of budget achievement;
•	Target – 100% to 109% of budget achievement;
•	Maximum – 110% and greater of budget achievement;

Compensation Philosophy and Program Objectives

The fundamental objective of the Company’s executive compensation program, the elements of which are summarized in the table below, is to fairly compensate our named executive officers at levels appropriate in our market and grant equity compensation to align the interests of our named executive officers with those of our shareholders. Our compensation program is designed to retain and attract qualified executives and motivate such executives to achieve short-term and long-term strategic and operational goals that strengthen our franchise value and ultimately deliver shareholder value. We believe in a pay-for-performance philosophy that appropriately aligns our executives’ total compensation with the performance and value of their contributions and the Company’s ultimate success. In 2015, the Committee continued the Executive Performance Plan (EPP) that was adopted in 2013, which links the named executive officers’ short-term and long-term incentive compensation directly to Company and individual performance. The Executive Performance Plan is the performance-based portion of our compensation package and includes the annual cash bonus, annual equity award, and the Strategic Plan Award (SPA).

Element	Purpose	Link to Performance	Fixed/Performance Based
Salary	Helps attract and retain executives through market-competitive base pay	Changes based on individual and corporate performance	Fixed
Annual Cash Bonus (STI)	Encourages achievement of short-term strategic and financial performance metrics that create long-term shareholder value	Based on achievement of short-term, pre-defined corporate performance objectives and an assessment of individual performance	Performance Based
Annual Equity (LTI)	Encourages achievement of short-term strategic and financial performance metrics that create long-term shareholder value	Based on achievement of short-term, pre-defined corporate performance objectives and an assessment of individual performance	Performance Based
Strategic Plan Award (SPA)	Motivate executives to focus on the achievement of the Company’s high performing long-term strategic planning goals	50% of the awards to the CEO, CFO, COO, and President of Private Wealth Management vest if high performance targets are met by year end 2017	Performance Based
Benefits and Perquisites	Establishes limited perquisites in line with market practice, as well as health and welfare benefits on the same basis as our general employee population	--	Fixed

2015 CEO Compensation Decisions

Mr. Kennedy joined the Company in October 2012 at a base salary of $500,000. He did not receive a base salary increase in 2013, 2014, or 2015.

Mr. Kennedy received a short-term incentive award (cash) under the EPP of $309,375. This award was based on 2015 Company performance (75% weighting) and 2015 individual performance (25% weighting). As fully described previously, Company performance for 2015 was achieved at maximum. Individual performance for 2015 was rated at target level. The calculated amount ($412,500) was then discounted 25% in the discretion of the compensation committee.

The following includes the more significant objectives considered in determining Mr. Kennedy’s performance, all of which were met or exceeded: continue to expand our wealth business; continue to expand our C&I lending business; continue building a referral and sales culture; continue to enhance communications internally with employees and externally with shareholders; review and rationalize our branch network; deliver financial results.

In March 2015, Mr. Kennedy was granted a long-term incentive award (restricted stock) under the EPP of $449,979. This award was based on 2014 Company performance (75% weighting) and 2014 individual performance (25% weighting). Company performance for 2014 was set at the maximum level as results were in excess of 10 percent ahead of the 2014 Budget/Plan. Individual performance for 2014 was also set at the maximum level. This grant vests in equal increments over three years.

Summary of Key Compensation Compliance Policies

Policy	Description
Stock Ownership	Our directors and NEOs have ownership guidelines
Clawback	All awards made under the EPP are subject to clawback based on inaccurate financial statements.
No Excise Tax Gross-Ups	During 2013, we eliminated 280G tax gross-up provisions from our executive’s agreements.
Double Trigger CIC Severance	Cash severance is not automatically triggered upon a change-in-control without a corresponding termination.
Double Trigger Equity in CIC	On a go forward basis, the Committee intends to grant equity which will require a change-in-control along with a corresponding termination in order to trigger an acceleration of equity in the case of a change-in-control.
Anti-Hedging Policy	During 2016, the Committee adopted a prospective policy prohibiting our executives and directors in the future from hedging Peapack shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of Peapack’s stock.
Anti-Pledging Policy	During 2016, the Committee adopted a prospective policy prohibiting our executives and directors in the future from holding Peapack shares in a margin account as collateral for a margin loan or otherwise pledging Peapack shares as collateral for a loan.

Roles and Decision Process

The Compensation Committee of the Board of Directors (“the Committee”) is responsible for establishing and overseeing policies governing annual and long-term compensation programs for our executives, and for determining executive compensation levels in line with our philosophy. Details of the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors and is available on our website. The Chair of the Committee regularly reports on Committee actions at the Company’s Board of Directors meetings.

The Committee reviews all compensation components for the Company’s CEO and other named executive officers, including base salary, annual cash and equity incentives, benefits and contracts/arrangements.

Although the Committee makes independent determinations on all matters related to compensation of the named executive officers, certain members of management may be requested to attend or provide input to the Committee. The CEO provides advice to the Committee relative to the compensation of the other named executive officers. The Chief Executive Officer is not present for the discussion by the Committee of his compensation. Other senior officers, such as the Head of Human Capital, COO/General Counsel, the CFO, and/or the Comptroller may provide information and perspective to the Committee as appropriate and/or as requested. The Committee’s independent compensation consultant (McLagan) also provides benchmarking information and advice as appropriate. The Committee makes all of its determinations based on its holistic assessment of the Company’s performance and individual performance and on data provided by management and its independent compensation consultant.

The Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its independent compensation consultant. The Committee has determined that it has the funding it needs to retain the advisors necessary to carry out its duties effectively. In 2013 the Committee first retained McLagan, an Aon Hewitt Company, as an independent outside compensation consultant. McLagan was retained again for 2015. McLagan’s 2013, 2014, and 2015 services included peer group development and market benchmarking studies, assisting with the design and subsequent review of the incentive program, and providing insight and best practices with respect to the compensation of our named executive officers as well as the Employment Agreement and Change in Control Agreement for Mr. Kennedy and the Amended Change in Control Agreements for other Executive Officers.

While the Committee seeks independent external perspective, the Committee makes all decisions regarding the compensation of Peapack-Gladstone’s named executive officers.

The Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934 and under the applicable Nasdaq listing rules. The Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) there were no services provided to the Company, other than compensation related consulting by McLagan; (2) fees paid by the Company as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any Company stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Review

Understanding the competitive landscape is a key element the Committee considers in making compensation decisions. Each year, the Committee commissions a compensation review by its independent compensation consultant. The purpose of this review is to provide an independent and objective analysis of our total compensation relative to a peer group and industry practices. The Committee utilizes the benchmarking data and best practices information for ongoing monitoring of executive pay relative to market practices and to determine executive compensation.

The foundation for the review is data from a peer group of banks. In late 2014, the committee reviewed benchmarking information provided by McLagan which the Committee used to set 2015 compensation. The peer group for this study was selected by the Committee after considering recommendations from McLagan. The peer group used for executive compensation comparisons consisted of 19 commercial banks. The selection criteria generally included: eastern U.S. commercial banks in metro areas; total assets $1.1 billion to $4.7 billion; non-interest income to total revenue greater than 12.5% or trust and investment revenue greater than $2 million; and non-performing assets to total assets of less than or equal to 2%. This peer group of 19 banks had median total assets of $2.2 billion (comparable to the Company’s $2.7 billion at December 31, 2014) and median revenue of $89 million (comparable to the Company’s $89 million for 2014).

The peer group consisted of the following 19 banks:

• American National Bankshares	• Lakeland Bancorp
• Arrow Financial Corp.	• Merchants Bancshares Inc.
• Bancorp Inc.	• Metro Bancorp Inc.
• Bridge Bancorp Inc.	• Middleburg Financial Corp
• Bryn Mawr Bank Corp.	• National Bankshares Inc.
• Cardinal Financial Corp.	• Sandy Spring Bancorp Inc.
• Century Bancorp Inc.	• Suffolk Bancorp
• Chemung Financial Corp.	• Univest Corp. of Pennsylvania
• Enterprise Bancorp Inc.	• Washington Trust Bancorp Inc.
• Hudson Valley Holding Corp

We utilized the 2014 study to set 2015 target compensation for our NEOs The following salary and estimated total compensation (at target) comparisons were considered by the Committee in determining salaries and total compensation for the named executive officers:

•	The 2014 salaries for the Company’s five named executive officers were 3.4% above the 50th percentile and 12.0% below the 75th percentile of the peer group.

The salaries for the CEO, COO, CFO and EVP, Commercial Banking were 4.8% below the 50th percentile and 19.0% below the 75th percentile of the peer group. The salary for the President of Private Wealth Management was 35.5% above the 50th percentile and 14.9% above the 75th percentile of the peer group.

•	The 2014 estimated total compensation at target for the Company’s five named executive officers were 3.6% above the 50th percentile and 13.4% below the 75th percentile of the peer group.

The estimated total compensation at target for the CEO, COO, CFO and EVP, Commercial Banking were 4.3% above the 50th percentile and 15.0% below the 75th percentile of the peer group. The estimated total compensation at target for the President of Private Wealth Management was 1.1% above the 50th percentile and 7.0% below the 75th percentile of the peer group.

•	The salary and total compensation for the President of Private Wealth Management is generally above peer group levels as he joined the Company in 2014 with significant experience with much larger financial institutions and the Committee set his salary and total compensation at levels commensurate with this experience and competitive with the larger institutions.

Say on Pay Consideration

The Committee also considers feedback from our shareholders in making compensation determinations. At the 2015 Annual Meeting, over 88% of votes cast were in favor of the say-on-pay proposal. We view this as a positive endorsement of pay practice. Even in light of this strong support, we continue to monitor our pay alignment and seek ways to improve our compensation program, such as the addition of double trigger, anti-hedging, and anti-pledging policies in 2016.

Elements of Compensation and Decisions

We target our total compensation in a way that is fair and appropriate considering market conditions, peer group comparisons, Company performance, individual performance, as well as our long-term strategic goals. We believe our compensation policies and practices appropriately balance risk against our desire to award competitive compensation and are unlikely to have an adverse effect on our Company. The elements of our compensation include base salary and short-term incentive awards, long-term incentive awards and long-term strategic plan awards under our EPP as highlighted below.

Base Salary

Our named executive officers’ base salaries are set to reflect a combination of factors, including but not limited to, level of responsibility, competitive market, experience, skill-set, and individual performance, as well as the Company’s compensation philosophy and overall performance. We design our base salaries in significant part to retain and attract talented executives who can help drive long-term shareholder value. We believe we must keep our base salaries competitive, within the context of our conservative compensation culture, or risk losing executive talent because the markets in which we operate present current and potential executives with higher-paying alternatives.

The following summarizes the 2014 and 2015 salaries for the Company’s named executive officers:

Named Executive Officer	2014 Base Salary Rate	2015 Base Salary Rate	% Increase
Douglas L. Kennedy President and Chief Executive Officer	$500,000	$500,000	0%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	$256,376	$281,376	10%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	$300,000	$320,000	7%
John P. Babcock President- Private Wealth Management	$500,000	$500,000	0%
Eric H. Waser EVP, Head of Commercial Banking	(A)	$290,000	(A)

(A) Mr. Waser joined the Company in February 2015

Mr. Caspersen’s increase brought his salary to just under the 50th percentile for the peer group. Mr. Carfora’s increase brought his salary to halfway between the 50th and the 75th percentile for the peer group.

Executive Performance Plans

As noted earlier, in 2015 the Committee continued the EPP which was put in place in 2013. The EPP consists of the following three components, as previously described:

•	Short term incentive awards (“STI Awards”) that provide an annual cash incentive opportunity based on achievement of pre-defined Company and individual performance goals;

•	Long term incentive awards (“LTI Awards”) that provide annual restricted stock awards, with three year vesting, based on achievement of pre-defined Company and individual performance goals; and

•	Long term Strategic Plan Award grants (“SPA Grants”) provide restricted stock awards, with five year vesting, that are intended to motivate executives to focus on the achievement of the Company’s high performing long-term strategic planning goals.

The amount of STI Awards, LTI Awards and SPA Grants earned by each named executive officer is dependent on the achievement of both Company goals and individual goals. The following chart depicts the potential for awards granted to each named executive officer under the EPP. The percentages referenced in the chart with respect to the STI Awards (Cash), LTI Awards (Restricted Stock) and the SPA Grants (Restricted Stock) refer to percentages of base salary. The SPA Grants in 2013 for the CEO, CFO and COO and, in 2014 for the President of Private Wealth Management were one-time, intended to cover multiple periods of up to and including the year ended December 31, 2017, as discussed above. The EVP, Commercial Banking is eligible to receive an annual SPA Grant, in the percentage noted below.

	Goals & Objectives		STI Awards (Cash)			LTI Awards (Stock)			SPA Grants
	Company	Individual	Threshold	Target	Max	Threshold	Target	Max	(Stock)
Douglas L. Kennedy President and Chief Executive Officer	75%	25%	45%	60%	90%	45%	60%	90%	0% (250% granted in 2013)
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	75%	25%	30%	40%	60%	30%	40%	60%	0% (200% granted in 2013)
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	75%	25%	30%	40%	60%	30%	40%	60%	0% (200% granted| in 2013)
John P. Babcock President of Private Wealth Management	50%	50%	30%	40%	60%	30%	40%	60%	0% (200% granted in 2014)
Eric H. Waser EVP, Commercial Banking	50%	50%	23%	30%	45%	23%	30%	45%	0% (30% beginning in 2016)

In formulating the EPP, the Committee also considered internal policies and relevant guidance from bank regulatory authorities which direct the Committee to ensure that compensation incentive programs do not jeopardize the safety and soundness of the Company or the Bank. To that end, the Committee believes that the EPP and the Company’s other incentive compensation policies:

•	appropriately balance risk and reward;
•	are compatible with effective controls and procedures; and
•	are supported by strong corporate governance, including active oversight by the Committee.

While the Committee adopted the EPP in 2013, it uses the EPP as a general guideline and is not required to award compensation based strictly on the terms of the EPP. Accordingly, the Committee has the absolute discretion to make awards that are less than or greater than awards contemplated by the EPP. The Committee also may change, modify or discontinue the EPP at any time, including during the course of a particular year. The Committee may take into account the following factors:

•	the safety and soundness of the Company;
•	unexpected events that occur during the year;
•	the Company’s performance relative to its peer group;
•	regulatory changes; and
•	extraordinary efforts in achieving non-financial but important strategic goals.

EPP Company Performance

The following table shows the income targets at various levels compared to the actual performance (as adjusted) of the Company and the corresponding Company performance achievement as it relates to payouts for the annual STI (cash) and LTI (restricted stock) awards in the EPP.

	Threshold (85% of Budget)	2015 Budget	Max (110% of Budget)	2015 as Adjusted	Company Performance 2015 as % of Budget
Pretax Net Income	26.95	31.70	34.87	34.64	109%
Net Income	16.17	19.02	20.92	21.53	113%
				Average	111% - Maximum

The Committee also reviewed the Company’s earnings per share (“EPS”), return on average assets (“ROAA”), return on average equity (“ROAE”), revenue growth and asset quality. After reviewing these measures, the Committee concluded Company performance was achieved at maximum for 2015, as calculated.

Short Term Incentive Awards (Cash)

We paid short term incentive awards (cash) to our named executive officers based on 2015 Company performance and 2015 individual performance. As fully described previously, Company performance for 2015 was rated at maximum. Individual 2015 performance was rated at target for all NEOs. The Committee awarded the short term incentives (cash) detailed below.

Named Executive Officer	Short Term Incentive Award (Cash) Paid in December 2015 and March 2016	% of Base Salary
Douglas L. Kennedy President and Chief Executive Officer	$309,375*	62%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	$116,068*	41%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	$132,000*	41%
John P. Babcock President of Private Wealth Management	$250,000	50%
Eric H. Waser EVP, Commercial Banking	$108,750	38%

*Messrs. Kennedy, Carfora, and Caspersen’s STI (cash) awards were calculated at $412,500, $154,757, and $176,000, respectively. These calculated amounts were then discounted by 25% at the discretion of the Compensation Committee.

Long Term Incentive Awards (Restricted Stock)

Our long term incentive awards (restricted stock) are designed to focus our executives on long-term performance and shareholder value. We granted long term incentive awards (restricted stock) to Messrs. Kennedy, Carfora, Caspersen, and Babcock in

March 2015. These awards were based on 2014 Company performance and 2014 individual performance. Company performance for 2014 was at maximum with the 2014 Budget. Individual performance was either at the maximum level or at target level. These grants vest in equal increments over three years.

The following table sets forth the awards of restricted stock granted in March 2015 based on 2014 performance to our named executive officers.

Named Executive Officer	Long Term Incentive Award (Restricted Stock) Granted March 2015 (in Dollars)		Long Term Incentive Award (Restricted Stock) Granted March 2015 (in Shares)	% of Base Salary
Douglas L. Kennedy President and Chief Executive Officer		$449,979	21,448	90%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer		$153,825	7,332	55%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel		$164,987	7,864	52%
John P. Babcock President of Private Wealth Management		$249,998 (A)	11,916 (A)	50%
Eric H. Waser EVP, Commercial Banking	$	(B)	(B)	(B)

(A) Mr. Babcock also received a second grant with a fair value of $99,991 (4,401 shares) in December 2015 for his efforts associated with the successful merger with and integration of Wealth Management Consultants.

(B) Mr. Waser joined the Company in February 2015, and in connection with his offer letter and hiring, Mr. Waser was granted $199,981 (9,532 shares) of restricted stock which vests evenly over three years.

Strategic Plan Award (SPA) Grants

As described previously, SPA Grants of restricted stock are intended to motivate executives to focus on the achievement of the Company’s high performing long-term strategic planning goals. For the CEO, CFO, COO, and President of Private Wealth Management the grant is not an annual grant and is expected to cover multiple years up to and including the year ended December 31, 2017: The CEO, COO and CFO received these grants in 2013. The President of Private Wealth Management received his grant in 2014 when he joined the Company. These SPA grants are subject to vesting as follows: 50% of the grant vests in equal increments over a five year period and the remaining 50% vests only if four of five pre-determined high performing annual targets are met for an annual period of time. If the high performing targets are not met by year end 2017, the stock is forfeited. The high performing targets are as follows:

•	ROAA of one percent;
•	ROAE of 12 percent;
•	revenue growth of 15 percent;
•	EPS growth of 15 percent and
•	non-performing assets to total assets of less than 1.5 percent of assets.

Based on current projections, the performance contingent portion of these awards are unlikely to vest, as, due to several factors, most notably the continued low interest rate and flat net interest spread environment, we believe we will not be able to generate a one percent ROAA or a 12 percent ROAE by 2017. In December 2015, we reversed the accumulated restricted stock expense that had been amortized since grant date.

Benefits/Other Compensation

The Company provides bank-sponsored insurance and retirement benefit plans to our named executive officers. The benefit packages are designed to assist named executive officers in providing for their financial security.

The Company provides retirement benefits to named executive officers through a combination of plans that are qualified and nonqualified under the Internal Revenue Code of 1986, as amended (the “Code”). The Company has established a qualified defined contribution plan under Section 401(k) of the Code, covering substantially all salaried employees over the age of twenty-one with at least twelve months of service and whose participation is not prohibited by the 401(k) plan. Under the savings portion of the 401(k) plan, employees may contribute up to 15% of their base pay (up to a maximum of $18,000 in2015) to their elective account via payroll withholding. Annually, the Company makes a matching contribution equal to 50% of the first 6% of an employee’s salary, plus up to an additional 3% employer contribution for all employees, on a discretionary basis. The Committee believes that employees require 401(k) plans, and that to attract and retain able employees the Company must offer these benefits to its employees, including its named executive officers.

The named executive officers receive the same insurance package covering all employees, which includes health, dental, vision, disability and basic group life insurance.

The Company has also purchased bank owned life insurance and entered into a split-dollar plan with the named executive officers (except for Mr. Kennedy, Mr. Babcock, and Mr. Waser) and certain other employees to provide current and post-employment life insurance in an amount which ranges from $25,000 to 2.5 times the participant’s annual base salary. A life insurance benefit of 2.5 times a named executive officer’s annual base salary vests if prior to the termination of employment there is a change in control or the named executive officer becomes disabled. A benefit of 2.5 times the named executive officer’s salary is paid if the participant dies while employed by the Company. Named executive officers are also entitled to a vested post-employment life insurance benefit based on years of service and age as of the date of termination of employment. This vested benefit ranges from a minimum of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 60, in each case after completion of 15 years of service. There is a minimum benefit of $25,000 if the participant does not reach the vesting levels. Bank owned life insurance assists the Company in offsetting the rising costs of employee benefits by providing the Company with current income prior to the death of an insured, and a lump-sum payment upon the death of an insured. The Company owns the cash surrender value of the policies and records the increases in the cash surrender value as income. Upon the death of an insured the Company will receive cash equal to the cash surrender value of the policy and excess life insurance over the amount paid to the insured’s beneficiary. The Committee believes that bank owned life insurance is primarily a good investment for the Company, and secondarily a supplementary life insurance benefit for many of our officers, including our named executive officers.

Change in Control Agreements

Upon his hire in February 2015, we entered into a change in control agreement with Mr. Waser. In December 2013 we entered into a change in control agreement with Mr. Kennedy, and amended change in control agreements with Mr.Casperson, and Mr. Carfora. In 2014 we entered into a change in control agreement with Mr. Babcock. With the exception of Mr. Waser’s agreement, the terms of each of these agreements are substantially the same among the named executive officers. The agreements each provide for the employment of the named executive officer for a period of three years commencing on the day prior to a change in control (as defined in the agreement). During the three year period in which the agreement is in effect, the executives will each be provided with (i) the same base salary that existed prior to the change in control, (ii) an opportunity for a bonus equal to at least the bonus opportunity in effect immediately prior to the change in control, and (iii) benefits and perquisites at levels generally available to the executive prior to the change in control. If, during such three-year period, the executive resigns for good reason (as defined in the agreement) or is terminated other than for cause (as defined in the agreement) he will be entitled to a lump-sum payment equal to three times his then base salary and the greater of his average bonus amount for the three preceding fiscal years and the bonus paid during the most recent fiscal year. For Mr. Waser, upon a resignation for good reason or a termination for other than cause, he will be entitled to a lump-sum payment equal to two times his then base salary and the greater of his average bonus amount for the three preceding fiscal years and the bonus paid during the most recent fiscal year. Each named executive will also be entitled to receive payments from the Company equal to the costs of COBRA continuation life insurance coverage for 18 months following termination of employment. In the event that the total payments following a change in control would require the executive to pay an excise tax under Section 4999 of the Internal Revenue Code, as amended, then the total payments paid to the executive will be the greater of (i) a payment equal to the amount which would not result in the payment of an excise tax by the executive under Section 4999, and (ii) a payment equal to the greatest after tax amount payable to the executive after taking into account any excise tax imposed under Section 4999. The agreements also prohibit the executives from competing against the Company and soliciting the Company’s customers and employees for a one year period following termination of employment. The Committee feels these agreements are necessary to encourage our named executive officers to approach an advantageous merger or acquisition transaction without regard to immediate loss of salary and benefits. The Committee also believes that, given the high degree of consolidation within the banking business, these agreements are necessary to retain and attract talented named executive officers.

Employment Contracts

We are also a party to employment agreements that give the named executive officers certain benefits. These agreements provide, among other things, for eligibility for (i) participation during the employment term in all compensation and employee benefits plans for which any salaried employees of the Company are eligible, (ii) an annual base salary and (iii) discretionary bonus payments with respect to each calendar year. Under these agreements, if a named executive officer’s employment is terminated without cause, the Company shall pay the executive’s base salary for a period equal to two years from the effective date of such termination. In the event that the Company terminates a named executive officer’s employment for cause or in the event of the named executive officer’s retirement, permanent disability or death, the Company shall pay the named executive officer any earned but unpaid base salary as of the date of termination of employment. The employment agreements also include certain non-compete and non-solicitation provisions. The Committee believes the Company would be unable to retain and attract talented senior executives without employment agreements, which are customary in the competitive market.

Income Tax Considerations

Our federal income tax deduction for non-performance based compensation paid to certain of our named executive officers is limited by Section 162(m) of the Code to $1 million annually. Compensation paid to any of them exceeding $1 million is non-deductible for federal income tax purposes unless it is “performance based,” as defined in Section 162(m), meaning generally, that the compensation is based on the executive’s achieving pre-established objective performance goals and paid under a plan pre-approved by our shareholders.

The Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of the Company’s compensation. The Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, accordingly, may from time to time pay compensation subject to the deductibility limitations of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Peapack-Gladstone’s Annual Report on Form 10-K and the Proxy Statement.

The Compensation Committee

Of the Board of Directors

F. Duffield Meyercord, Chairman

Anthony J. Consi, II

Philip W. Smith, III

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table sets forth compensation information for Peapack-Gladstone’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Incentive Compensation Non-Equity ($)	All Other Compensation ($)(2)	Total ($)
Douglas L. Kennedy President & CEO of Peapack- Gladstone and the Bank	2015 2014 2013	500,000 500,000 500,000	-- 112,500 0	449,979 337,493 1,499,980	309,375 450,000 225,000	29,091 42,056 21.416	1,288,445 1,442,049 2,246,396
Jeffrey J. Carfora Senior Executive Vice President and CFO of Peapack- Gladstone and the Bank	2015 2014 2013	281,376 256,376 256,376	-- 38,456 0	153,825 115,360 572,099	116,068 153,826 76,913	23,779 35,629 25,861	575,048 599,647 931,249
Finn M. W. Caspersen, Jr. Senior Executive Vice President, Chief Operating Officer and General Counsel of Peapack- Gladstone and the Bank	2015 2014 2013	320,000 300,000 300,000	-- 45,000 0	164,986 135,005 664,635	132,000 165,000 90,000	27,606 33,774 44,058	644,592 678,779 1,098,693
John P. Babcock Senior Executive Vice President of Peapack- Gladstone and President of Private Wealth Management	2015 2014	500,000 394,231	-- 500,000	350,000 1,200,014	250,000 250,000	$23,100 17,433	1,123,100 2,361,678
Eric H. Waser Executive Vice President of Peapack- Gladstone and the Bank - Head of Commercial Banking (3)	2015	245,385	--	199,981	108,750	20,205	574,321

(1)	Represents the aggregate grant date fair value of restricted stock awards in accordance with ASC 718, see Note 12 – Stock-Based Compensation of Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2015 for additional information on the valuation methodology. These awards were granted under our 2012 Long-Term Stock Incentive Plan, which provides for the award of non-qualified stock options, stock appreciation rights, restricted stock, or restricted stock units to eligible employees, including our named executive officers. The plan provides that grants to eligible employees are determined and approved by the Compensation Committee.
(2)	The following table itemizes the compensation in this column:
Name	Auto Allowance	Company Contributions to 401(k)	BOLI Premiums
Douglas L. Kennedy	$13,191	$15,900	$—
Jeffrey J. Carfora	7,200	15,900	679
Finn M.W. Caspersen, Jr.	11,163	15,900	543
John P. Babcock	7,200	15,900	—
Eric H. Waser	6,000	14,205	—

(3)	Mr. Waser joined the Company in February 2015.

2015 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards
Douglas L. Kennedy	3/11/2015	21,448	$449,979
Jeffrey J. Carfora	3/11/2015	7,332	153,825
Finn M.W. Caspersen, Jr.	3/11/2015	7,864	164,987
John P. Babcock	3/11/2015	11,916	249,998
	12/4/2015	4,401	99,991
Eric H. Waser	3/11/2015	9,532	199,981

(1)	Represents restricted stock awards granted under the 2012 Long-Term Stock Incentive Plan. For Messrs. Kennedy, Carfora, Caspersen and Babcock, these awards vest in three equal annual installments commencing with the first anniversary of the grant date subject to continued employment through the applicable vesting date. For Mr. Waser, this represents his sign-on grant, which vests in five equal annual installments commencing with the first anniversary of the grant date subject to continued employment through the applicable vesting date. The restricted shares have the right to vote and receive dividends.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table represents stock options and stock awards outstanding for each named executive officer as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Douglas L. Kennedy					1/2/2013	6,812 (3)	$140,463
					12/4/2013	21,295 (3)	439,103
					12/4/2013	35,491 (4)	731,824
					3/11/2014	11,614 (5)	239,481
					3/11/2015	21,448 (5)	442,258
Jeffrey J. Carfora					1/3/2012	980 (6)	$20,208
					3/1/2013	1,392 (5)	28,703
					12/4/2013	8,735 (3)	180,116
					12/4/2013	14,558 (4)	300,207
					3/11/2014	3,970 (5)	81,861
					3/11/2015	7,332 (5)	151,186
Finn M.W. Caspersen, Jr.	2,100 (1)	—	26.76	1/3/2017
	3,150 (2)	—	23.40	1/2/2018
					1/3/2012	1,003 (6)	$20,682
					3/1/2013	1,516 (5)	31,260
					12/4/2013	10,222 (3)	210,778
					12/4/2013	17,036 (4)	351,282
					3/11/2014	4,646 (5)	95,801
					3/11/2015	7,864 (5)	162,156
John P. Babcock					3/11/2014	6,883 (5)	$141,927
					3/11/2014	20,545 (3)	423,638
					3/11/2014	25,681 (4)	529,542
					3/11/2015	11,916 (5)	245,708
					12/4/2015	4,401 (5)	90,749
Eric H. Waser					3/11/2015	9,532 (3)	$196,550

(1)	Stock options granted on January 3, 2007, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.
(2)	Stock options granted on January 2, 2008, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.
(3)	The restricted stock vests in five installments, 20% on each anniversary of issuance and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a Change in Control, all shares immediately vest.
(4)	Performance-based restricted stock which will cliff vest in March following the fiscal year in which the Company meets four out of five performance measures as described under “Strategic Plan Award (SPA) Grants” in the Compensation Discussion and Analysis. If the Company does not meet four of the five high-performance measures in 2014, 2015, 2016 or 2017, the shares will be forfeited. As discussed previously, these awards are unlikely to vest. Upon termination of employment by reason of death, disability or upon a Change in Control, all shares immediately vest, and upon retirement, as defined in the award agreement, the shares will remain outstanding until they either vest or are forfeited in accordance with their terms.

(5)	The restricted stock vests in three annual installments commencing on the first anniversary of issuance and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a Change in Control, all shares immediately vest.
(6)	The restricted stock vests in four installments: 40% on the second anniversary of issuance and 20% each on the next three annual anniversaries, and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a Change in Control, all shares immediately vest.

Option Exercises and Stock Vested

The following table represents the options exercises and the vesting of stock during 2015.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	On Exercise	Vesting	On Vesting
Name	(#)	($)	(#)	($)
Douglas L. Kennedy	—	—	19,630	$418,645
Jeffrey J. Carfora	—	—	11,263	233,029
Finn M.W. Caspersen, Jr	—	—	12,251	254,649
John P. Babcock	—	—	8,525	180,560
Eric H. Waser	—	—	—	—

Potential Payments Upon Termination or Change in Control

Peapack-Gladstone and the Bank have entered into employment agreements with the named executive officers, which set forth the terms of employment of the officers and provide for benefits in the event of termination without “cause.” Peapack-Gladstone and the Bank have also entered into change in control agreements with the named executive officers, each of which provide for benefits in the event a termination without “cause” or for “good reason” following a merger or acquisition of Peapack-Gladstone. A detailed description of the employment agreements and change-in-control agreements may be found in the Compensation Discussion and Analysis section of this proxy under “Employment Contracts” and “Change In Control Agreements.”

Potential Payments upon Termination or Change in Control

The following table shows the potential payments under each named executive officer’s change-in-control or employment agreement if he had terminated employment with the Bank effective December 31, 2015, under each of the following retirement or termination circumstances: (i) death or disability; (ii) voluntary resignation or dismissal for cause; (iii) retirement; (iv) dismissal without cause; and (v) dismissal without cause or resignation for good reason following a change-in-control of Peapack-Gladstone on December 31, 2015. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Compensation and/or Benefits Payable Upon Termination	Death or Disability	Voluntary Resignation or Dismissal For Cause	Retirement	Dismissal Without Cause (no Change in Control) (1) (3)	Dismissal Without Cause or Resignation For Good Reason (following a Change in Control) (1) (2) (3)
Douglas L. Kennedy
Cash Severance	--	--	--	$1,000,000	$2,850,000
Equity Acceleration (4)	$2,062,165	--	$2,062,165	--	$2,062,165
Welfare Benefits Continuation	--	--	--	--	$26,744
Reduction in Payment (5)	--	--	--	--	$0
Total Benefit	$2,062,165	$0	$2,062,165	$1,000,000	$4,938,909
Jeffrey J. Carfora
Cash Severance	--	--	--	$562,752	$1,305,606
Equity Acceleration (4)	$797,643	--	$797,643	--	$797,643

Welfare Benefits Continuation	--	--	--	--	$26,744
Life Insurance Benefit (6) (7)	$703,440	--	--	--	$128,458
Reduction in Payment (5)	--	--	--	--	$0
Total Benefit	$1,501,083	$0	$797,643	$562,752	$2,258,451
Finn M. W. Caspersen, Jr.
Cash Severance	--	--	--	$640,000	$1,455,000
Equity Acceleration (4)	$908,084	--	$908,084	--	$908,084
Welfare Benefits Continuation	--	--	--	--	$32,241
Life Insurance Benefit (6) (7)	$800,000	--	--	--	$414,369
Reduction in Payment (5)	--	--	--	--	$0
Total Benefit	$1,708,084	$0	$908,084	$640,000	$2,809,694
John P. Babcock
Cash Severance	--	--	--	$1,000,000	$2,250,000
Equity Acceleration (4)	$1,430,842	--	$1,430,842	--	$1,430,842
Welfare Benefits Continuation	--	--	--	--	$32,241
Reduction in Payment (5)	--	--	--	--	($72,534)
Total Benefit	$1,430,842	$0	$1,430,842	$1,000,000	$3,640,549
Eric H. Waser
Cash Severance	--	--	--	$580,000	$710,500
Equity Acceleration (4)	$196,550	--	$196,550	--	$196,550
Welfare Benefits Continuation	--	--	--	--	$14,881
Reduction in Payment (5)	--	--	--	--	$0
Total Benefit	$196,550	$0	$196,550	$580,000	$921,930

(1)	The term “cause” generally means (i) willful and continued failure by a named executive officer to perform the officer’s duties, (ii) willful misconduct by the named executive officer which causes material injury to the Company or its successor or (iii) the conviction of a crime, other than a traffic violation, drunkenness, drug abuse, or excessive absenteeism other than for illness.

(2)	The term “good reason” generally means a change in job description, location, compensation or benefits.

(3)	The term “change in control” generally means (i) the acquisition of the Company’s securities representing 30% or more of the voting power of all its securities, (ii) the first purchase of the Company’s common stock pursuant to a tender or exchange offer, (iii) the shareholder approval of (a) a merger or consolidation of the Company into another corporation wherein the other corporation exercises control over the Company, (b) a sale or disposition of all or substantially all of the Company’s assets or (c) a plan of liquidation or dissolution of the Company, (iv) a change in board membership such that over a two year period the directors constituting the Board at the beginning of such period do not constitute two thirds of the Board of the Company or a successor corporation at the end of such period, or (v) a sale of (a) the common stock of the Company following which a person or entity other than the Company or its affiliates owns a majority thereof or (b) all or substantially all of the Company’s assets.

(4)	Under Peapack-Gladstone’s various equity plans, unvested stock options and restricted stock would immediately vest in the event of a change in control. The value of equity acceleration is based on the market price of $20.62 as of December 31, 2015. Named executive officers would have three years from the date of termination following a change in control to exercise the vested options.

(5)	In the event any payments to the named executive officers would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of Code, the payments will be reduced to the extent necessary to ensure that such payments will be limited to the greater of (i) the dollar amount which can be paid to the named executive officers without triggering an excise tax under Section 4999 of the Code, or (ii) the greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments.

The greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments to Messrs. Kennedy, Carfora, and Caspersen is greater than the dollar amount which can be paid to Messrs. Kennedy, Carfora, and Caspersen without triggering an excise tax under Section 4999 of the Code. Accordingly, the payments to Messrs. Kennedy, Carfora, Caspersen, and Waser in connection with a termination following a change in control on December 31, 2015 are not subject to a reduction.

The dollar amount which can be paid to Mr. Babcock without triggering an excise tax under Section 4999 of the Code is greater than the greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments to Mr. Babcock. Accordingly, the payments to Mr. Babcock in connection with a termination following a change in control on December 31, 2015 are subject to a reduction.

(6)	Peapack-Gladstone has purchased bank owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance in an amount which ranges from $25,000 to 2.5 times the executive’s annual base salary. A life insurance benefit of 2.5 times the executive’s annual base salary vests if the executive becomes disabled prior to the termination of employment. A benefit of 2.5 times the executive’s salary is paid if the executive dies while employed by Peapack-Gladstone.

(7)	The life insurance benefit at dismissal without cause or resignation for good reason following a change in control represents the imputed income from December 2015 through the end of the executive’s plan participation year (calculated on an actuarial basis) under Peapack-Gladstone’s Split-Dollar Plan. Upon a change in control, the executive would vest in the benefit of 2.5 times the executive’s annual base salary.

Equity Compensation Plan Information

The following table shows information at December 31, 2015 for all equity compensation plans under which shares of our common stock may be issued:

			Number of Securities Remaining
			Available for Future Issuance
	Number of Securities	Weighted-Average	Under Equity Compensation
	to be issued upon Exercise	Exercise Price	Plans (Excluding Securities
Plan Category	of Outstanding Options (a)	of Outstanding Options (b)	Reflected in Column (a) (c)

Equity
Compensation
Plans Approved
by Security Holders(1)	267,289	$17.28(2)	394,166

Equity
Compensation
Plans not Approved
by Security Holders	N/A	N/A	N/A
Total	267,289	$17.28	394,166

(1)	Amounts reflect securities to be issued under our 2006 Long-Term Stock Incentive Plan, our 2012 Long-Term Stock Incentive Plan and our Employee Stock Purchase Plan and securities remaining available for future issuance under our 2012 Long-Term Stock Incentive Plan and our Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Peapack-Gladstone's executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone's common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by insiders, all Section 16(a) reporting requirements applicable to insiders during 2015 were satisfied on a timely basis except for one Form 4 (representing one transaction), which was filed late on behalf of Richard Daingerfield.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors has established a Compensation Committee, which has been charged with overseeing executive compensation practices at Peapack-Gladstone. Members of the Board who served on the Compensation Committee during 2015 were Messrs. Meyercord (Chair), Consi, Merton (who retired from the Board and the Compensation Committee on December 31, 2015) and Smith. All members of the Compensation Committee, or their affiliates, have engaged in loan, deposit or trust transactions with the Bank, as discussed below, in “Transactions with Related Persons, Promoters and Certain Control Persons” and under “Director Independence” above. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission regarding compensation interlocks exist with respect to members of Peapack-Gladstone’s Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In addition to the matters discussed above under the captions “Director Independence” and “Compensation Committee Interlocks and Insider Participation,” directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2015, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Peapack-Gladstone, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectability or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Peapack-Gladstone Financial Corporation:

We have reviewed and discussed with management Peapack-Gladstone's audited consolidated financial statements as of and for the year ended December 31, 2015.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in Peapack-Gladstone's Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee Anthony J. Consi, II, Chairman Richard Daingerfield Edward A. Gramigna, Jr. James R. Lamb, Esq. Beth Welsh March 11, 2016

PROPOSAL 3

APPROVAL OF THE AMENDED PEAPACK-GLADSTONE FINANCIAL CORPORATION

2012 LONG-TERM STOCK INCENTIVE PLAN

The Board believes that the Peapack-Gladstone Financial 2012 Long-Term Stock Incentive Plan, as amended on March 21, 2013, March 20, 2014 and March 26, 2015 (the “2012 Stock Incentive Plan”), motivates our executive officers, other officers, employees and non-employee directors to align their interests with those of our shareholders, and helps us to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of Peapack-Gladstone.

The 2012 Stock Incentive Plan was initially approved by the shareholders on April 24, 2012. Amendments to the 2012 Stock Incentive Plan were thereafter approved by our shareholders at our 2013 and 2014 annual meetings, and in March 2015, the Board further amended the 2012 Stock Incentive Plan to, among other immaterial items, provide for the grant of restricted stock units.

2016 Amendments

On March 16, 2016, our Board of Directors further amended the 2012 Stock Incentive Plan, subject to shareholder approval thereof (the “Amended 2012 Stock Incentive Plan”), to increase the maximum number of shares that Peapack-Gladstone may issue under the plan from 700,000 to 1,200,000 shares. The 2012 Stock Incentive Plan has also been amended to implement double trigger vesting of equity awards in connection with a change in control. In addition, the 2012 Stock Incentive Plan has been amended to provide for the grant of cash-based incentive awards and to incorporate provisions for purposes of granting performance-based restricted stock, restricted stock unit and cash-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

We believe the increase in shares is advisable and in the best interests of our shareholders. We continue to execute our Strategic Plan – Expanding Our Reach. As part of this growth plan, we have hired new officers and employees and intend to hire additional new officers and employees and incentivize them through the grant of equity awards in order to align their goals with the interests of our shareholders. Additionally, we will continue to use stock awards as a large portion of executive compensation to continue to ensure their interests are fully aligned with the interests of our shareholders.

Following the approval of the amended 2012 Stock Incentive Plan at our 2014 annual meeting, 391,620 shares remained available for issuance under the plan. Since that time (April 22, 2014) and through March 16, 2016, 348,435 time based restricted shares, with varying vesting periods, and no stock options were granted to executive officers and other officer and employees. Also, in March 2015 and March 2016, 7,806 and 9,300, respectively, of time based restricted shares were granted to non-employee directors. Following these grants, and after adjusting for share forfeitures credited back to the plan, 70,727 shares remain available for future issuance under the plan as of March 16, 2016. In the coming years, we intend to continue to grant annual equity awards to our officer, employee and director plan participants and intend to hire additional new officers and employees in connection with our strategic plan and we will grant additional restricted stock awards as described in the Compensation Discussion and Analysis.

If our shareholders do not approve the proposal to increase the number of shares of common stock available for issuance under the Amended 2012 Stock Incentive Plan, Peapack-Gladstone expects that in less than one year it will have an insufficient number of shares available to make equity-based compensation a meaningful part of our officers’ and employees’ overall compensation. As such, we believe our ability to retain and attract talented employees and to execute our growth plan will be adversely affected due to the ability of the competitors of the Company to offer long-term equity compensation to those individuals. Additionally, we would have to consider providing additional cash compensation to our officers and employees to maintain competitive levels of compensation, thereby diminishing our ability to align compensation with the long-term interests of shareholders.

Approval for Purposes of Section 162(m)

The approval by shareholders of the Amended 2012 Stock Incentive Plan will also be deemed to constitute approval of the material terms of performance-based compensation under the Amended 2012 Stock Incentive Plan for purposes of Section 162(m). In general, Section 162(m) places a limit on the deductibility for U.S. federal income tax purposes on the compensation paid to a company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limit. One of the requirements of “performance-based” compensation under Section 162(m) is that the material terms of the performance-based compensation and the performance criteria under which such compensation may be paid be disclosed to and approved by shareholders every five years. For purposes of Section 162(m), material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these material terms is discussed in greater detail below. Notwithstanding the foregoing, nothing in this proposal precludes the Committee from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as qualifying by the Internal Revenue Service.

The following paragraphs summarize material terms of the Amended 2012 Stock Incentive Plan. This summary is qualified in its entirety by the specific terms of the Amended 2012 Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

TYPES OF OPTIONS AND AWARDS

The 2012 Stock Incentive Plan provides that a committee designated by the Board to administer the 2012 Stock Incentive Plan (the “Committee”) may grant eligible participants incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and, subject to shareholder approval, cash-based incentive awards. “Incentive stock options” to be granted under the 2012 Stock Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. “Non-qualified stock options” are those options, which when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

SHARES SUBJECT TO THE 2012 STOCK INCENTIVE PLAN AND INDIVIDUAL AWARD LIMITS

The maximum number of shares that may be issued or transferred pursuant to options or awards for incentive stock options, non-qualified stock options, restricted stock, restricted stock units and stock appreciation rights upon approval of the Amended 2012 Stock Incentive Plan is 1,200,000. The maximum number of shares that may be issued per year to any one eligible employee pursuant to options, restricted stock award, restricted stock unit awards and/or stock appreciation rights is 200,000. The maximum number of shares that may be issued per year to any non-employee director is 10,000. The maximum aggregate amount of any cash-based awards that may be paid to any one grantee in any one calendar year shall be $2 million dollars.

The 2012 Stock Incentive Plan provides that the Committee will conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a change in capitalization (as defined in the 2012 Stock Incentive Plan). Any such adjustment to shares subject to outstanding incentive stock options will be made in a manner designed so as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

Whenever any outstanding option expires, is cancelled or is otherwise terminated (other than by exercise of the option or any related stock appreciation right), the shares allocable to the unexercised portion of such option may again be the subject of options and awards under the 2012 Stock Incentive Plan. Further, whenever any shares subject to an award or option are retained by Peapack-Gladstone upon exercise of an award or option to satisfy the exercise price for, or any withholding or other taxes due with respect to, such award or option, or forfeited for any reason, such shares may again be the subject of options and awards under the 2012 Stock Incentive Plan.

TERMINATION AND AMENDMENT

The 2012 Stock Incentive Plan will terminate on April 23, 2022, the day preceding the tenth anniversary of its effective date. However, the Board of Directors has the right to terminate the 2012 Stock Incentive Plan at any time.

The Board also has the right to amend the 2012 Stock Incentive Plan. However, without the approval of Peapack-Gladstone’s shareholders, no amendment may be made to the 2012 Stock Incentive Plan if the amendment would, except as provided under the 2012 Stock Incentive Plan for a change in capitalization, require approval under applicable laws, policies or regulations or applicable listing or other requirements of NASDAQ, including amendments that will (a) increase the maximum number of shares as to which options or awards may be granted under the 2012 Stock Incentive Plan, (b) change the class of persons eligible to participate, or (c) materially extend the term of the 2012 Stock Incentive Plan.

The rights under any option or award granted before any amendment to the 2012 Stock Incentive Plan may not be adversely affected by such amendment, except with the consent of the optionee or grantee, as the case may be.

ADMINISTRATION

The 2012 Stock Incentive Plan is administered by the Committee. Each member of the Committee is an independent director and a non-employee director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an “outside director” within the meaning of Section 162(m) as it may be amended from time to time. A majority of the Committee will constitute a quorum and a majority of a quorum may authorize any action. No failure to be so qualified shall invalidate any option or award or any action or inaction under the 2012 Stock Incentive Plan.

The Committee has the power to identify each officer, key employee or director qualified to receive an option or award (an “optionee” or “grantee,” respectively) and determine the number of shares subject to each option or award, the amount or value of cash-

based awards, the date of grant and the terms and conditions governing the option or award provided, however, that all grants to directors must be approved by the Board of Directors, further provided, that grants to non-employee directors are limited by the amendment to not more than 10,000 per year. The Committee (or with respect to directors, the Board) is also charged with the responsibility of interpreting the 2012 Stock Incentive Plan and making all administrative determinations.

ELIGIBILITY

All officers, key employees and non-employee directors of Peapack-Gladstone or its Subsidiaries designated by the Committee (or with respect to directors, the Board) will be eligible to receive options or awards under the 2012 Stock Incentive Plan (“eligible employees”), but no person may receive any options or awards unless such person is an employee of Peapack-Gladstone or a Subsidiary or a director, at the time the option or award is granted.

TERMS AND CONDITIONS OF STOCK OPTIONS

Term

All options to be granted under the 2012 Stock Incentive Plan will be for such term as the Committee (or, with respect to directors, the Board) determines, provided that (i) all incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) all non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 2012 Stock Incentive Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of Peapack-Gladstone’s common stock (a “ten-percent shareholder”) must have terms of five years or less. No incentive options may be granted to a director.

Purchase Price

The 2012 Stock Incentive Plan provides that the purchase price shall be set forth in the grant agreement between the eligible employee and Peapack-Gladstone. The purchase price per share under each option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted to a ten-percent shareholder). The 2012 Stock Incentive Plan generally defines “fair market value” as the last sale price reported on the NASDAQ Global Select Market. On March 7, 2016, the last reported sale price of Peapack-Gladstone common stock was $17.10.

The 2012 Stock Incentive Plan provides that the purchase price for shares purchased pursuant to the exercise of any option, as well as any required tax withholding, is payable in full at the time of exercise. The purchase price and tax withholding may be paid in cash, by check, or at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring shares to Peapack-Gladstone or by having shares that would otherwise have been delivered upon exercise withheld by Peapack-Gladstone.

Exercise Period

If the termination of employment is due to the optionee’s “retirement” (as defined in the 2012 Stock Incentive Plan), such options will become fully vested and be exercisable for period of 90 days in the case of incentive stock options, or three years in the case of non-qualified stock options, following such termination of employment. Upon death or termination of employment due to disability (as defined in the 2012 Stock Incentive Plan), all options become immediately and fully exercisable for a period of three years following termination. If an optionee’s employment is terminated by the optionee (other than retirement), or terminates by reason of dismissal for “Cause” (as defined in the 2012 Stock Incentive Plan) the right of the optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an optionee’s employment terminates without cause, the option will be exercisable, to the extent exercisable at the time of termination, for a period of 90 days following termination of employment. In no event may an option be exercised beyond its term.

The Committee has the discretion to grant options which do not become immediately exercisable upon the death, disability or retirement of an optionee.

Upon the termination of a director’s service as a member of the Board for any reason other than retirement, disability, change in control or death, the director’s options shall be exercisable only as to those shares, which were immediately exercisable by the director at the date of termination. In the event of the death, retirement or disability of a director, all options held by the director shall become immediately exercisable. Upon termination of the director’s service due to or within 12 months after a change in control, all options held by the director shall become immediately exercisable. Options granted to a director shall expire and no longer be exercisable upon the earlier of (i) one hundred twenty (120) months following the date of grant, or (ii) three (3) years following the date on which the director ceases to serve as a director (for any reason other than cause).

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Term

All stock appreciation rights available for issuance under the 2012 Stock Incentive Plan will be for such term as the Committee (or with respect to directors, the Board) determines. If granted in connection with an option, such stock appreciation right will cover the same shares covered by the option (or such lesser number of shares as the Committee (or with respect to directors, the Board) may determine) and, except as provided below, be subject to the same term as the related option.

Exercise

The 2012 Stock Incentive Plan provides that a stock appreciation right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such stock appreciation right is connected to an incentive stock option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related incentive stock option. Generally, upon the exercise of a stock appreciation right related to an option the option is cancelled to the extent that the stock appreciation right is exercised, and upon the exercise of an option related to a stock appreciation right, the stock appreciation right is cancelled to the extent that the option is exercised; however, the Committee may also provide that upon exercise of an option related to a stock appreciation right, the stock appreciation right will also be deemed exercised entitling the grantee to payment of amounts in connection with both the stock appreciation right and the option. The 2012 Stock Incentive Plan provides that a stock appreciation right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the Committee (or, with respect to directors, the Board) will determine, but in no event shall they have a term of greater than ten years. Upon the death, disability, or retirement of a grantee, all stock appreciation rights become immediately exercisable. Unless otherwise provided in the agreement, upon the retirement of a grantee, the stock appreciation rights held by the grantee will be exercisable for a period of 90 days following such termination of employment; and upon the death or disability of a grantee, a stock appreciation right unrelated to an option will be exercisable for a period of one year following such termination of employment. Other exercise terms generally parallel those applicable to options. The Committee has the discretion to grant stock appreciation rights which do not become immediately exercisable upon the death, disability or retirement of a grantee.

Payment

The 2012 Stock Incentive Plan provides that upon exercise of a stock appreciation right related to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share purchase price of the related option, by (B) the number of shares as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee (or, with respect to directors, the Board) may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted. The 2012 Stock Incentive Plan provides that upon exercise of a stock appreciation right unrelated to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the fair market value of a share on the date of the grant of the stock appreciation right, by (B) the number of shares as to which such stock appreciation right is being exercised. The Committee (or, with respect to directors, the Board) has discretion to make such payments either solely in shares of Peapack-Gladstone’s common stock in a number determined at their fair market value on the date of exercise of the stock appreciation right or in cash or in a combination of cash and shares.

TERMS AND CONDITIONS OF RESTRICTED STOCK

Terms and Conditions

The 2012 Stock Incentive Plan provides that upon granting a restricted stock award an agreement between the grantee and Peapack-Gladstone will set forth the restrictions, terms, and conditions of the award. Such agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the restricted stock, the shares will be issued in the name of the grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with the escrow agent pending termination of the restrictions which apply thereto. The 2012 Stock Incentive Plan provides that upon delivery of such shares to the escrow agent, the grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends paid or made with respect to the shares, unless the Committee (or, with respect to directors, the Board), in its discretion, determines that such payment of dividends should be deferred. Notwithstanding anything to the contrary in the 2012 Plan, the Committee may grant under the restricted stock provisions of the 2012 Plan up to an aggregate of 10,000 shares and individually up to 5 shares of stock without restrictions.

In the event of any stock dividend or stock split on restricted stock, new shares issued to the eligible employee will remain subject to the same restrictions.

At the time of an award of shares of restricted stock, the Committee (or, with respect to directors, the Board) may, in its discretion, determine that the payment of cash dividends, or a specified portion thereof, declared or paid on shares of restricted stock by Peapack-Gladstone will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such cash dividends shall be paid over to the grantee, or (ii) the forfeiture of such shares in which case such cash dividends shall be forfeited to Peapack-Gladstone, and such cash dividends shall be held by Peapack-Gladstone for the account of the grantee until such time. In the event of such deferral, interest may, in the Committee’s discretion, be credited on the amount of such cash dividends held by Peapack-Gladstone for the account of the grantee from time to time at such rate per annum as the Committee (or, with respect to directors, the Board), in its discretion, may determine. Payment of deferred cash dividends, together with any interest accrued thereon, will be made or forfeited upon the earlier to occur of the events specified in (i) and (ii).

Restrictions

The 2012 Stock Incentive Plan provides that the restrictions upon the shares of restricted stock will lapse at the time or times and on the terms and conditions, including satisfaction of performance criteria as the Committee determines as may be set forth in the agreement. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of Peapack-Gladstone or a Subsidiary from the date the award was granted. In the event of termination of employment as a result of death, disability or retirement of a grantee, all restrictions upon shares of restricted stock awarded to such grantee will immediately lapse. The Committee has the discretion to grant shares of restricted stock which have restrictions that do not automatically lapse upon the death, disability or retirement of a grantee. The Committee (or, with respect to directors, the Board) may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of restricted stock awarded. When the restrictions lapse, Peapack-Gladstone will deliver to the grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws) equivalent to the number of shares of restricted stock for which the restrictions have terminated. Delivery of shares is conditioned upon the grantee’s satisfaction of any tax withholding obligation that arises upon vesting, which withholding obligation may be satisfied by having Peapack-Gladstone withhold a number of shares then vesting equal to the aggregate required withholding tax.

Terms and conditions of restricted stock units

Terms and Conditions

A restricted stock unit represents the right to receive one share of common stock upon the satisfaction of certain terms and conditions, including without limitation upon the satisfaction of specified performance or other criteria. Restricted stock units represent an unfunded and unsecured obligation of Peapack-Gladstone, except as otherwise provided by the Committee. The 2012 Stock Incentive Plan provides that upon granting a restricted stock unit award, an agreement between Peapack-Gladstone and the grantee will be executed and set forth the restrictions, terms and conditions of the award. If the grantee fails to execute the agreement evidencing a restricted stock unit award or fails to pay the purchase price, if any, for the restricted stock units, the award will be null and void. Holders of restricted stock units do not have any of the rights of a shareholder.

At the time of an award of restricted stock units, the Committee may, in its discretion, determine to provide the grantee with the right to receive cash dividend equivalents with respect to the restricted stock units subject to the award, or to a specified portion. A dividend equivalent is the amount equal to the cash dividend payable per share of common stock, if any, multiplied by the number of shares then underlying the award with respect to any cash dividends declared or paid by Peapack-Gladstone while the award is outstanding. Any dividend equivalents will be credited to the grantee at the time Peapack-Gladstone pays any cash dividends on its shares. Until dividend equivalents vest or are forfeited, interest may, in the Committee’s discretion, be credited on the amount of the dividend equivalent held by Peapack-Gladstone for the account of the grantee from time to time at the a rate per annum determined by the Committee. Any dividend equivalents credited to the grantee will vest at the same time as the underlying restricted stock units, and payment of credited dividend equivalents, with interest, will be made at the time when the underlying restricted stock units convert to shares of common stock. In the event any restricted stock units are forfeited, any dividend equivalents credited to the grantee with respect to such restricted stock units and any interest accrued thereon will also be forfeited.

Restrictions

The 2012 Stock Incentive Plan provides that the restrictions upon restricted stock units will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee determines. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of Peapack-Gladstone or a subsidiary from the date the award was granted or unless the Committee sets a later date for the lapse of restrictions. In the event of termination of employment as a result of death, disability or retirement of a grantee all restrictions upon restricted stock units awarded to such grantee shall thereupon immediately lapse. The Committee has the discretion to grant shares of restricted stock which have restrictions that do not automatically lapse upon the death, disability or retirement of a grantee. In the event of any other termination, unvested restricted stock units are forfeited. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon restricted stock units. When the restrictions expire or have been cancelled with respect to one or more of the restricted stock units granted, Peapack-Gladstone will notify the grantee and deliver to the grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws), equivalent to the number of restricted stock units for which restrictions have been cancelled or have expired, or alternatively, an applicable book entry shall be made for uncertificated shares. Notwithstanding the foregoing, if requested by the grantee, the Committee, in its discretion, has the right to cancel any shares to be delivered to the grantee having a fair market value, on the day preceding the date of vesting of the restricted stock units, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such shares as payment for the grantee’s aggregate required tax withholding for the vesting of any restricted stock units.

TERMS AND CONDITIONS OF CASH-BASED AWARDS

The Committee is hereby authorized to grant cash-based awards to grantees denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Each such cash-based award will specify a payment amount, payment range or a value determined with respect to the fair market value of the shares, as determined by the Committee. The Committee may designate cash-based awards as “performance-based compensation” under Section 162(m) by conditioning the award or the lapse of restrictions on the achievement of performance goals in accordance plan terms and by administering the award to otherwise comply with the requirements of Section 162(m). The Committee is authorized at any time during or after a Performance Period to exercise negative discretion to reduce or eliminate a cash-based award of any grantee in its discretion.

PERFORMANCE GOALS

Under the Amended 2012 Stock Incentive Plan, if the Committee intends a restricted stock award, restricted stock unit award or cash-based award to qualify as “other performance based compensation” under Section 162(m), the Committee must establish performance goals for the applicable performance period no later than 90 days after the performance period begins (or by such other date as may be required under Section 162(m)).

Such performance goals must be based on one or more of the following criteria:

•      earnings, earnings growth, earnings per share

•      stock price (including growth measures and total shareholder return)

•      improvement of financial ratings

•      internal rate of return

•      market share

•      cash flow

•      operating income

•      operating margin

•      net profit after tax

•      earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis

•      gross profit

•     operating profit

•      cash generation

•     revenues

•     asset quality

•     return on equity

•     return on assets

•     return on operating assets

•     cost saving levels

•     efficiency ratio

•     net income

•     marketing-spending efficiency

•     core non-interest income

•     change in working capital

•     return on capital

•     book value or tangible book value

•     shareholder return

The performance goals may be described in terms of objectives that are related to the individual grantee or objectives that are Company-wide or related to a subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an award intended to qualify under Section 162(m), such inclusion or exclusion will be made in compliance with Section 162(m).

EFFECT OF CHANGE IN CONTROL

The Amended 2012 Stock Incentive Plan implements double trigger vesting for equity awards. With respect to awards assumed by the surviving entity in connection with a change in control, if the grantee’s employment is terminated without cause or, in certain cases, if the grantee resigns for good reason, within two years after the effective date of the change in control, then the grantee’s outstanding options become fully vested; time-based vesting restrictions on outstanding awards lapse; and unless otherwise provided in the agreement, outstanding performance-based will be deemed to have been earned at target, or at a level in excess of target in the Committee’s discretion, and paid on a pro rated basis based upon the length of time the grantee was employed during the performance period. Awards not assumed by the surviving entity will vest in generally the same manner upon the occurrence of the change in control. The Committee has discretion to make adjustments to outstanding awards upon the occurrence or in anticipation of any corporate event or transaction involving the Company including, among others, any merger, consolidation, or reorganization as provided in the plan.

RECOUPMENT

To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, options and awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

FEDERAL TAX CONSEQUENCES UNDER THE 2012 STOCK INCENTIVE PLAN

The following is a summary of the federal income tax consequences of transactions under the 2012 Stock Incentive Plan, based on federal income tax laws in effect on January 1, 2016. This summary is not intended to be comprehensive and does not describe federal employment tax or state or local income tax consequences.

Pursuant to the 2012 Stock Incentive Plan, eligible employees may be granted the following benefits: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock unit awards and cash-based awards.

Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to Peapack-Gladstone for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) Peapack-Gladstone will be entitled to deduct the amount of compensation income, which was taxed to the optionee for federal income tax purposes and if the amount represents an ordinary and necessary business expense of Peapack-Gladstone (the “ordinary and necessary test”). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by Peapack-Gladstone.

If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a non-qualified stock option, except if the termination is due to the death or disability of the employee where the options are exercised within one year after termination of employment by death or disability, the options will retain the favorable tax treatment for incentive options.

Options are eligible for favorable tax treatment as incentive options only to the extent that not more than $100,000 in fair market value at the time of grant (generally measured by the exercise price) first becomes exercisable in any one calendar year. For purposes of this rule, option grants are aggregated and a series of option grants over several years may in the aggregate result in more than $100,000 of options that first became exercisable in any one calendar year. Moreover, options that accelerate in the event of a change-in-control (or otherwise) may also cause more than $100,000 of options to become exercisable in the year of acceleration. If more than $100,000 of options first becomes exercisable in any one year, the excess options are non-qualified options regardless of the characterization in the grant agreement.

Non-Qualified Stock Options. Except as noted below, in the case of non-qualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) Peapack-Gladstone is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee, subject to the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

Stock Appreciation Rights. No income will be realized by a grantee in connection with the grant of a stock appreciation right. When the right is exercised, the grantee generally will be required to include in gross income as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of common stock received on the exercise. At the same time, Peapack-Gladstone will be entitled to a deduction for federal income tax purposes equal to the amount included in the grantee’s gross income by reason of the exercise, subject to satisfaction of the ordinary and necessary test.

Upon disposition of common stock acquired upon the exercise of a stock appreciation right, appreciation (or depreciation) occurring after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

Restricted Stock Awards. A recipient of restricted stock generally will not be subject to tax at the time the restricted stock is received, but he/she will be subject to tax at ordinary income rates on the excess of: 1) the fair market value of the restricted stock when the restricted stock is first either transferable or not subject to a substantial risk of forfeiture, over 2) the amount (if any) paid for the stock by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the restricted shares will recognize taxable ordinary income in the year of receipt of the shares equal to the excess of the fair market value of such shares of restricted stock at the time of grant (determined without regard to the restrictions) over the purchase price (if any) of such restricted stock. Upon the subsequent sale or exchange of such stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the amount paid for the stock, plus the amount included in gross income upon the grant.

If the restricted shares subject to a Section 83(b) election are forfeited before they are vested, the recipient may be entitled to a capital loss for federal income tax purposes equal to the purchase price (if any) of the forfeited shares, but the recipient will not be entitled to a loss with respect to any income recognized as a result of the Section 83(b) election.

With respect to the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis of such shares will generally be based on the fair market value of such shares on such date. However, if the recipient timely makes a Section 83(b) election to be taxed as of the date of the grant of restricted shares, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). The recipient’s employer generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the ordinary and necessary test.

Restricted Stock Unit Awards. A recipient of restricted stock units will be subject to tax at ordinary income tax rates when the shares underlying the units are delivered to the grantee, which is the excess of: 1) the fair market value of the restricted stock unit at the time of delivery, over 2) the amount (if any) paid for the restricted stock unit by the recipient. A recipient may not make an election under Section 83(b) with respect to restricted stock units. When the underlying shares are sold, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and basis of the restricted stock units, which will equal the sum of the amount that was subjected to tax when the restricted stock units were delivered and the amount, if any, paid for the restricted stock units.

With respect to the sale of shares acquired under restricted stock units, the holding period to determine whether recipient has long-term or short-term capital gain or loss generally begins when the shares were delivered to the recipient. For restricted stock unit awards, Peapack-Gladstone generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient.

Dividends on Restricted Stock Restricted Stock Unit Awards. Dividends on restricted stock granted to a participant in the 2012 Stock Incentive Plan which are paid prior to the time such stock becomes vested or transferable by the recipient will generally be treated as compensation which is taxable as ordinary income to the participant and will be deductible by Peapack-Gladstone, subject to satisfaction of the ordinary and necessary test. However, if the recipient of restricted stock makes a timely Section 83(b) election with respect to the stock, dividends paid on such stock will be treated as dividend income, which is taxable to the recipient at a lower tax rate than the ordinary income tax rate, but will not be deductible by Peapack-Gladstone.

Cash-Based Awards. A grantee will not recognize income, and Peapack-Gladstone, will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a grantee will recognize ordinary income equal to the cash received, and Peapack-Gladstone will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Stock Swaps. The 2012 Stock Incentive Plan provides that, with Peapack-Gladstone’s permission, an optionee may transfer previously owned shares to Peapack-Gladstone to satisfy the purchase price under an option (a “stock swap”). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an incentive stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the stock swap, the incremental number of shares received in the stock swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, shares acquired through the exercise of an incentive stock option are used in a stock swap prior to the end of the statutory holding period applicable to the old shares, the stock swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income. See “Incentive Stock Options,” above.

If a stock swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and the optionee will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the stock swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the stock swap. The optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the optionee’s compensation income and the holding period for such shares will begin on the date of the stock swap.

The Amended 2012 Stock Incentive Plan will allow us to continue to deduct for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the plan. Peapack-Gladstone exempts from the deductibility limits of Section 162(m) compensation earned from grants of stock options under the Plan and, subject to shareholder approval and compliance with the requirements of Section 162(m), performance-based restricted stock, restricted stock units and cash-based awards.

Ordinary Income Tax Consequences

Capital Gains. Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

Ordinary Income Tax. Ordinary income earned by reason of non-qualified stock options and restricted stock is subject to tax at rates as high as 39.6%.

THE AMENDED 2012 STOCK INCENTIVE PLAN BENEFITS

There were approximately 212 officers, 130 other employees and nine non-employee directors of Peapack-Gladstone and its subsidiaries as of March 7, 2016. Because the Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the Amended 2012 Stock Incentive Plan or determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers, directors or employees, or groups thereof under the Amended 2012 Stock Incentive Plan. No officers, directors or other employees have received awards or will receive awards under the Amended 2012 Stock Incentive Plan before the date of the shareholder meeting.

SHAREHOLDER APPROVAL REQUIREMENT

The provisions of the Amended 2012 Stock Incentive Plan will become effective upon shareholder approval of this Proposal 3 at the Annual Meeting. Unless and until our shareholders approve the Amended 2012 Stock Incentive Plan, we will continue to grant awards under the terms of the 2012 Stock Incentive Plan, as currently in effect, from the shares currently available for issuance without regard to the amendments being proposed in this Proposal 3. Our Board approved the additional share authority requested under the Amended 2012 Stock Incentive Plan based on a belief that the number of shares currently available under the 2012 Stock Incentive Plan does not give us sufficient flexibility to adequately provide for future incentives based on current grant practices. If shareholders do not approve this Proposal 3, however, we will continue to have the authority to grant awards under the existing terms of the 2012 Stock Incentive Plan. Shareholder approval of this Proposal 3 will also constitute approval of the performance criteria set forth in the Amended 2012 Stock Incentive Plan pursuant to the shareholder approval requirements of Section 162(m), which will enable us to award qualified performance-based awards through our 2021 Annual Meeting.

RECOMMENDATION ON PROPOSAL 3

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED PEAPACK-GLADSTONE FINANCIAL CORPORATION 2012 LONG-TERM STOCK INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Crowe Horwath LLP as independent registered public accounting firm to examine Peapack-Gladstone’s consolidated financial statements for the fiscal year ending December 31, 2016 and to render other professional services as required. Representatives from Crowe Horwath LLP are expected to be present at the annual meeting to answer questions and they will have the opportunity to speak if desired. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of Crowe Horwath LLP, but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

Aggregate fees for the fiscal years ending December 31, 2015 and December 31, 2014, billed by the Company’s independent registered public accounting firm, Crowe Horwath LLP (“Crowe”) were as follows:

Type of Service	2015	2014
Audit Fees (1)	$290,000	$260,000
Audit-Related Fees (2)	101,600	140,000
Total	$391,600	$400,000

(1)	These amounts include fees for professional services rendered by Crowe in connection with the audit of Peapack-Gladstone’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Peapack-Gladstone’s Quarterly Reports of Form 10-Q.
(2)	Includes fees for procedures related to the offering of common stock and consents for registration statements for 2015 and for the at-the-market offering and consents for registration statements for 2014.

RECOMMENDATION ON PROPOSAL 4

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWARTH AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to Peapack-Gladstone. The policy requires that all services to be performed by Crowe Horwath LLP, Peapack-Gladstone’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. All services rendered by Crowe Horwath LLP are permissible under applicable laws and regulations. Each new engagement of Crowe Horwath LLP was approved in advance by the Audit Committee.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone's notice of shareholders' meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone's year 2017 proxy materials must be received by the Secretary of Peapack-Gladstone no later than November 17, 2016.

Under the terms of our by-laws, a shareholder who intends to nominate a person for election to our Board or to present an item of business at the 2017 Annual Meeting (other than a proposal submitted for inclusion in our proxy materials) must deliver to the Secretary of Peapack-Gladstone Bank written notice of such business, including the information specified in the by-laws, no earlier than December 27, 2016 and no later than January 26, 2017. Such notice must meet the requirements in our by-laws. If Peapack-Gladstone advances its 2017 Annual Meeting date to a date more than 30 days from the anniversary date of its 2016 Annual Meeting or delay it more than 70 days, then notice by the shareholder to be timely must be delivered not earlier than 90 days prior to the annual meeting date and not later than the close of business 10 days following the day on which the public announcement of the date of the meeting is made. If Peapack-Gladstone changes the date of its 2017 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

WHETHER YOU INTEND TO BE PRESENT AT THE MEETING OR NOT, YOU ARE URGED TO RETURN YOUR SIGNED PROXY PROMPTLY.

By Order of the Board of Directors

F. DUFFIELD MEYERCORD

CHAIRMAN

Bedminster, New Jersey

March 17, 2016

A COPY OF PEAPACK-GLADSTONE'S ANNUAL REPORT FOR THE YEAR-ENDED DECEMBER 31, 2015 CAN BE FOUND, ALONG WITH OUR PROXY STATEMENT, AT http://www.edocumentview.com/PGC, OR IF A REGISTERED SHAREHOLDER REQUESTED A PAPER COPY, IT IS BEING MAILED WITH THIS PROXY STATEMENT. HOWEVER, SUCH ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL. In addition, a copy of our PROXY statement OR Annual Report (without exhibits) will be furnished to any REGISTERED shareholder upon written request addressed to mary m. russell, CORPORATE Secretary, Peapack-Gladstone Financial Corporation, 500 HILLS DRIVE, P.O. Box 700, BEDMINSTER, New Jersey 07921.

ExHIBIT A

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2012 LONG-TERM STOCK INCENTIVE PLAN

(Adopted by Directors January 19, 2012)

(Approved by Shareholders April 24, 2012)

(Amended by Directors March 21, 2013, Approved by Shareholders April 23, 2013)

(Amended by Directors March 20, 2014, Approved by Shareholders April 22, 2014)

(Amended by Directors March 26, 2015)

(Amended by Directors March 16, 2016, Approved by Shareholders April __, 2016)

1.             Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries, and certain members of the Board of Directors of the Company whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers, employees and Directors to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights and Cash-Based Awards.

2.             Definitions. For purposes of this Plan:

(a)           “Agreement” means the written agreement between the Company and a Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(b)           “Award” means a grant of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or a Cash-Based Award or any combination of the foregoing.

(c)           “Bank” means Peapack-Gladstone Bank, a Subsidiary.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cash-Based Award” means any right granted under Section 10.

(f)           “Cause” means an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Notwithstanding anything else herein to the contrary, in the event that an employee or Director is terminated or removed for Cause, or resigns at a time when Cause exists, or if, following termination, resignation or removal it is determined that Cause existed at the time of such termination, resignation or removal, then any and all Options and Awards will automatically be terminated and void as of the date that Cause arose, and no notice to that effect is required in order to effect that result.

(g)           “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, extraordinary cash dividend, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(h)           “Change in Control” means an event of a nature that: (1) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (2) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (2), considered as though he were a member of the Incumbent Board; or (3) consummation of regulatory approval to implement a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the resulting entity or such plan, merger, consolidation, sale or similar transaction occurs; or (4) a proxy statement soliciting proxies from shareholders of the Company shall be distributed by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, and, following such distribution, the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or (5) a tender offer is made for 25% or more of the voting securities of the Company.

(i)           “Code” means the Internal Revenue Code of 1986, as amended.

(j)           “Committee” means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(k)           “Company” means Peapack-Gladstone Financial Corporation, a New Jersey corporation.

(l)           “Director” means a member of the Board who is not also serving as an employee of the Company.

(m)           “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee or Director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the individual’s lifetime.

(n)           “Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(o)           “Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee. The Bank may be appointed as the Escrow Agent.

(p)           “Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion using a method that complies with Section 409A of the Code; provided, however, that (A) if the Shares are listed on NASDAQ, the New York Stock Exchange or other national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, or (B) if the Shares are then traded in an over-the-counter market, Fair Market Value on any date shall be the mean of the high bid and low asked prices for the Shares in such over-the-counter market for such date or on the last date preceding such date on which high bid and low asked prices exist.

(s)           “Grantee” means a person to whom an Option or Award has been granted under the Plan.

(t)           “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(u)           “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(v)           “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(w)           “Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(x)           “Plan” means the Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(y)           “Restricted Stock” means Shares issued or transferred to an Eligible Employee or Director which may be subject to restrictions as provided in Section 8 hereof.

(z)           “Restricted Stock Unit” means a right to receive one Share upon the satisfaction of terms and conditions as provided in Section 9 hereof, including without limitation the satisfaction of specified performance or other criteria. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided by the Committee.

(aa)           “Retirement” means the retirement from active employment of an employee or officer, but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service to the Company or any Subsidiary (excluding service to any acquired company) and age equal to eighty (80), (ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the retirement. For Directors, the term “Retirement” shall mean the date on which the Director ceases to be a member of the Board after both attaining age sixty (60) and completing at least ten (10) years of service on the Board.

(bb)            “Shares” means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(cc)           “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(dd)           “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ee)           “Ten-Percent Shareholder” means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3.             Administration.

(a)           The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)           to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)           to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights to be granted pursuant to each Award and the amount or value of Cash-Based Awards, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares, units or rights, the purchase price per share, if any, of Restricted Stock or Restricted Stock Units and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3)           to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary and Grantees;

(4)           to determine the duration and purposes for leaves of absence which may be granted to a Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)           generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

Subject to the terms and conditions set forth herein, the Committee may, from time to time, recommend the grant of Options and Awards to the Directors in such numbers and upon such terms as it deems appropriate, but all such grants must be approved by the Company’s Board of Directors.

4.             Stock Subject to Plan; Individual Award Limits.

(a)           The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 1,200,000, of which not more than 200,000 Shares may be issued or transferred pursuant to Options, Restricted Stock Awards, Restricted Stock Unit Awards and/or Stock Appreciation Rights to any one Eligible Employee during any one calendar year. Not more than 10,000 Shares may be issued or transferred pursuant to Options and/or Awards to any Director during any one calendar year. The maximum number of Shares that may be issued or transferred pursuant to Incentive Stock Options shall be 200,000. Upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization. The maximum aggregate amount of any Cash-Based Awards that may be paid to any one Grantee in any one calendar year shall be $2 million dollars.

(b)           Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c)           Whenever any Shares subject to an Award or Option are (i) resold to the Company, (ii) retained by the

Company upon exercise of an Award or Option in order to satisfy the exercise price for such Award or Option or any withholding or other taxes due with respect to such Option or Award, or (iii) forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5.             Eligibility. Subject to the provisions of the Plan, the Committee (or, with respect to Directors, the Board) shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards, but no person shall receive any Options or Awards unless he or she is an employee of the Company or a Subsidiary, or a Director, at the time the Option or Award is granted.

6.             Stock Options. The Committee (or, with respect to Directors, the Board) may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)           Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted. Incentive Stock Options cannot be granted to Directors.

(b)           Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted.

(c)           Non-Transferability. No Option granted hereunder shall be transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Grantee only by the Grantee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(d)           Stock Options; Vesting. Each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee or the Board as set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death, Disability or Retirement of a Grantee, all Options shall become immediately exercisable, provided, however, that the Committee shall have the authority to grant Options that do not become immediately exercisable in the event of the death, Disability or Retirement of a Grantee by including such provision in the Option Agreement evidencing such Option. Notwithstanding the foregoing, the Committee (or, with respect to Directors, the Board) may accelerate the exercisability of any Option or portion thereof at any time.

(e)           Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option and required tax withholding shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by having Shares that would otherwise have been delivered to the Grantee upon exercise of an Option withheld by the Company. Any Shares transferred to or withheld by the Company as payment of the purchase price or tax withholding under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

(f)           Rights of Grantees. No Grantee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)           Termination of Employment. In the event that a Grantee who is not a Director ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Grantee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1)           If the Grantee’s termination of employment is due to his death or Disability, the Options shall become fully vested and shall be exercisable for a period of three years following such termination of employment, and shall thereafter terminate;

(2)           If the Grantee’s termination of employment is by the Grantee (other than due to the Grantee’s Retirement), the Option shall terminate on the date of the termination of employment;

(3)           If the termination of employment is due to the Grantee’s Retirement, the Option shall become fully vested and shall be exercisable for 90 days (three years for an Option designated initially as a Nonqualified Stock Option); and

(4)           If the Grantee’s termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Grantee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. Notwithstanding anything to the contrary in this Section 6(g), no Option shall be exercisable beyond the term of the Option.

(h)           Termination of Service for Directors. Unless otherwise provided in the Option Agreement, upon the termination of a Director’s service as a member of the Board for any reason other than Retirement, Disability, Change in Control or death, the Director’s Options shall be exercisable only as to those Shares which were immediately exercisable by the Director at the date of termination. Unless otherwise provided in the Option Agreement, in the event of the death, Retirement or Disability of a Director, all Options held by the Director shall become immediately exercisable; and upon termination of the Director’s service due to or within 12 months after a Change in Control, all Options held by the Director shall become immediately exercisable. Options granted to a Director shall expire and no longer be exercisable upon the earlier of (i) one hundred twenty (120) months following the date of grant, or (ii) three (3) years following the date on which the Director ceases to serve as a Director (for any reason other than Cause).

7.           Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a)           Time of Grant. A Stock Appreciation Right may be granted:

(i)           at any time if unrelated to an Option; or

(ii)           if related to an Option, at the time of grant of the Option.

(b)           Stock Appreciation Rights Related to an Option.

(1)           Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(3).

(2)           Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(3)           Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(4)           Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(5), (A) upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.

(5)           Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(3) (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(5) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c)           Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees (and the Board may grant to Directors) Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee or the Board shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death, Disability or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable provided, however, that the Committee or Board shall have the authority to grant Stock Appreciation Rights that do not become immediately exercisable in the event of the death, Disability or Retirement of a Grantee by including such provision in the Agreement evidencing such Stock Appreciation Right. Unless otherwise provided in the Agreement, upon the death or Disability of a Grantee, the exercisable portion of Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment or service, and shall thereafter terminate; and upon the Retirement of a Grantee, the exercisable portion of Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such Retirement, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(3), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d)           Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e)           Form of Payment. Payment of the amount determined under Sections 7(b)(3) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

8.           Restricted Stock. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee or Board may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)           Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee; provided, that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(b)           Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)           Lapse of Restrictions.

(1)           Restrictions, if any, upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee (or, when applicable, the Board) may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary (or a member of the Board) from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2)           In the event of termination of employment (or termination of service as a Director) as a result of death, Disability or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse, provided, however, that the Committee or Board shall have the authority to grant Awards the restrictions on which do not lapse in the event of the termination of employment or service as a result of the death, Disability or Retirement of a Grantee by including such provision in the Agreement evidencing such Award.

(3)           The Committee or Board may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

(d)           Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions, if any, imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest may be credited on the amount of any such cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with any interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)           Delivery of Shares. When any restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). If applicable, a new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect. Notwithstanding the foregoing, if requested by the Grantee, the Committee or the Board, in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.

(f)           Unrestricted Shares. Notwithstanding anything to the contrary in this Plan, the Committee shall have the right to grant Awards of Restricted Stock to employees of the Company that are not evidenced by an Agreement, which are fully vested as of the grant date of the Award and which do not contain a restrictive legend. The amount of any aggregate Awards under this Section 8(f) shall not exceed 10,000 shares and any individual Award under this Section 8(f) shall not exceed 5 shares.

9.             Restricted Stock Units. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock Units which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee or Board may require. Awards of Restricted Stock Units shall be subject to the following terms and provisions:

(a)           Rights of Grantee. Restricted Stock Units granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Restricted Stock Units. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Unit Award or shall fail to pay the purchase price, if any, for the Restricted Stock Units, the Award shall be null and void. The Grantee shall not have any of the rights of a shareholder with respect to Restricted Stock Units, subject to Section 9(d).

(b)           Non-Transferability. Until any restrictions upon the Restricted Stock Units awarded to a Grantee shall have lapsed in the manner set forth in Section 9(c), such Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. Upon the termination of employment of the Grantee, all of such Restricted Stock Units with respect to which restrictions have not lapsed shall be forfeited at no cost to the Company if no purchase price had been paid for such Restricted Stock Units. The Committee may also impose such other restrictions and conditions on the Restricted Stock Units as it deems appropriate.

(c)           Lapse of Restrictions.

(1)           Restrictions upon Restricted Stock Units awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee (or, when applicable, the Board) may determine; provided, however, that the restrictions upon such Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary (or a member of the Board) from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2)           In the event of termination of employment (or termination of service as a Director) as a result of death, Disability or Retirement of a Grantee, all restrictions upon Restricted Stock Units awarded to such Grantee shall thereupon immediately lapse, provided, however, that the Committee or Board shall have the authority to grant Awards of Restricted Stock Units the restrictions on which do not lapse in the event of the termination of employment or service as a result of the death, Disability or Retirement of a Grantee by including such provision in the Agreement evidencing such Award.

(3)           The Committee or Board may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Restricted Stock Units awarded hereunder.

(d)           Treatment of Cash Dividends. At the time of an Award of Restricted Stock Units, the Committee may, in its discretion, determine to provide the Grantee with the right to receive cash Dividend Equivalents with respect to the Restricted Stock Units subject to the Award, or a specified portion thereof. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Share, if any, multiplied by the number of Shares then underlying the Award with respect to any cash dividends declared or paid by the Company while the Award is outstanding. Any such Dividend Equivalents shall be credited to the Grantee at the time the Company pays any cash dividend on its Shares. Until such time as the Dividend Equivalents vest or are forfeited, interest may be credited on the amount of such Dividend Equivalents held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Any Dividend Equivalents credited to the Grantee shall vest at the same time as the underlying Restricted Stock Units, and payment of credited Dividend Equivalents, together with any interest accrued thereon, shall be made at the time when the underlying Restricted Stock Units convert to Shares. In the event any Restricted Stock Units are forfeited under Section 9(c) hereof, any Dividend Equivalents credited to Grantee with respect to such forfeited Restricted Stock Units and any interest accrued thereon shall be forfeited to the Company, and the Grantee shall have no rights and the Company shall have no liability as to such Dividend Equivalents or interest.

(e)           Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more of the Restricted Stock Units granted under the Plan, the Company shall notify the Grantee of same. The Company shall then deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of Shares, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Restricted Stock Units for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). Notwithstanding the foregoing, if requested by the Grantee, the Committee or the Board, in its discretion, has the right to cancel Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock Units, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding for the vesting of any Restricted Stock Units.

(f)           Compliance with Section 409A of the Code. Restricted Stock Units are intended to comply with Section 409A of the Code and provisions of the Plan and Awards shall be interpreted in a manner intended to be consistent with Section 409A.

10.           Cash-Based Awards. The Committee is hereby authorized to grant Cash-Based Awards to Grantees denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of the Shares, as determined by the Committee. The Committee may designate Cash-Based Awards as “performance-based compensation” under Code Section 162(m) by conditioning the Award or the lapse of restrictions on the achievement of performance goals in accordance with Section 11(a) and by administering the Award to otherwise comply with the requirements of Section 11 and Code Section 162(m). The Committee is authorized at any time during or after a Performance Period to exercise negative discretion to reduce or eliminate a Cash-Based Award of any Grantee for any reason in its discretion, including, without limitation, changes in the position or duties of any Grantee with the Company or any Subsidiary during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise.

11.           Performance Goals

(a)           If, at the time of grant, the Committee intends a Restricted Stock Award, Restricted Stock Unit Award or Cash-Based Award to qualify as “other performance based compensation” within the meaning of Code Section 162(m), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in Section 11(b). “Performance Period” means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock, Restricted Stock Units or a Cash-Based Award has been earned.

(b)           A performance goal described in Section 11(a) shall be based on one or more of the following criteria: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, book value or tangible book value, or shareholder return. The performance goals may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics, may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. For any Award not intended to meet the requirements of Code Section 162(m), the Committee may establish performance goals based on any other performance criteria it deems appropriate. These performance goals are subject to approval by shareholders at the Company’s 2016 annual meeting, and once approved, should be submitted for re-approval by the Company’s shareholders no later than the 2021 annual shareholder meeting, and thereafter, once every five years.

(c)           When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m), such inclusion or exclusion shall be made in compliance with Code Section 162(m).

(d)           If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under Code Section 162(m).

12.           Effect of a Change in Control. Notwithstanding anything herein to the contrary (with the exception of Sec. 6(h)), the provisions of this Section 12 shall apply in the case of a Change in Control of the Company, unless otherwise provided by the Committee in the Agreement and as supplemented by Section 14.

(a)           Awards Assumed or Substituted by Surviving Entity. With respect to Options and Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Grantee’s employment is terminated without Cause or the Grantee resigns for Good Reason, then (i) all of the Grantee’s outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable and shall remain exercisable for three years following such termination, provided no Option or Stock Appreciation Right shall be exercisable beyond the term of the Option or Stock Appreciation Right, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) unless otherwise provided in the Agreement, the payout level under all of the Grantee’s performance-based that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the target level, or at a level in excess of target in the Committee’s discretion, and there shall be a pro rata payout to such Grantee within sixty (60) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award or Option, a Grantee shall not be considered to have resigned for Good Reason unless either (i) the Agreement provides for a Good Reason termination or (ii) the Grantee is party to an employment, severance or similar agreement with the Company or a Subsidiary that includes provisions in which the Grantee is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to no longer satisfy the requirements of Code Section 422, the affected Options shall be deemed to be Nonqualified Stock Options.

(b)           Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Options or Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control: (i) outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) unless otherwise provided in the Agreement, the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the target level, or at a level in excess of target in the Committee’s discretion, and there shall be a pro rata payout to Grantees within sixty (60) days following the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control. To the extent that this provision causes Incentive Stock Options to no longer satisfy the requirements of Code Section 422, the affected Options shall be deemed to be Nonqualified Stock Options.

(c)           Definitions.

(1)           A surviving entity will be deemed to have “assumed by the surviving entity or otherwise equitably converted or substituted” an Award or Option under this Plan if the surviving entity substitutes an Award or Option under this Plan or an award or stock option under a plan of the surviving entity having equivalent value to and terms and conditions no less favorable than the original Award or Option, or otherwise assumes the obligations under and/or equitably adjusts such original Award or Option. The Committee or the Board shall have sole authority to determine whether the proposed assumption of an Award or Option by a surviving entity meets the requirements listed in this Section 12(c)(1).

(2)           “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Grantee and the Company or a Subsidiary; provided, however, if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

13.           Adjustment Upon Changes in Capitalization.

(a)           In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)           Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)           If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

14.           Effect of Certain Transactions. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, consolidation, reorganization, recapitalization, combination or exchange of shares, liquidation or dissolution, sale or disposition of all or substantially all of the Company’s assets, or any Change in Capitalization), the Committee may, in its sole discretion, notwithstanding Section 12 hereunder, provide (i) that Options or Awards will be settled in cash rather than stock or in unrestricted shares of stock of the surviving entity, (ii) that Options or Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will be cancelled after a designated period of time to the extent not then exercised, (iii) that Options or Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Options or Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying stock, as of a specified date associated with the transaction (or the per share transaction price), over the exercise or base price of the Option or Award and those Options or Awards not eligible for payment shall be cancelled, (v) that performance targets and performance periods for performance-based Awards and Options will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Grantees whether or not such Grantees are similarly situated.

15.           Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 13 and 14 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where approval of such amendment is required under applicable laws, policies or regulations or applicable listing or other requirements of the national securities exchange upon which the Shares are then listed, including amendments that will:

(a)           increase the number of Shares as to which Options or Awards may be granted under the Plan;

(b)           change the class of persons eligible to participate in the Plan; or

(c)           materially extend the term of the Plan.

Except as otherwise provided herein, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.

16.           Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.           Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)           give any person any right to be granted an Option or Award other than at the sole discretion of the Committee or the Board;

(b)           give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)           limit in any way the right of the Company to terminate the employment or service of any person at any time; or

(d)           be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

18.           Regulations and Other Approvals; Governing Law.

(a)           This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)           The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)           The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d)           Except as otherwise provided in Section 15, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e)           Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f)           In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

19.           Miscellaneous.

(a)           Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)           Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if a Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. A Grantee who is an Eligible Employee may be permitted, in the Committee’s discretion, to satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Shares to be delivered for the payment of such taxes. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Grantee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Grantee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof.

(c)           Designation of Beneficiary. Each Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Grantee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

(d)           Section 409A Compliance. The Plan is intended to be administered and interpreted in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Grantees in the Plan of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company, the Board nor the Committee shall have any liability to any person in the event Section 409A applies to any such Award or Option in a manner that results in adverse tax consequences for the Grantee or any of his/her beneficiaries or transferees.

(e)           Recoupment. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Options and Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

20.           Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such shareholder approval is obtained.

.. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2016. Vote by Internet • Go to www.envisionreports.com/PGC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Finn M.W. Caspersen, Jr. 02 - Dr. Susan A. Cole 03 - Anthony J. Consi, II 04 - Richard Daingerfield 05 - Edward A. Gramigna, Jr. 06 - Douglas L. Kennedy 07 - F. Duffield Meyercord 08 - John D. Kissel 09 - James R. Lamb, Esq. 10 - Philip W. Smith, III 11 - Beth Welsh For Against Abstain For Against Abstain 2. To approve, on a non-binding basis, the compensation of the 3. The approval of the amended Peapack-Gladstone Financial Corporation’s named executive officers as determined by the Corporation 2012 Long-Term Stock Incentive Plan, which Compensation Committee. includes an increase in the share reserve by 500,000 shares and certain other amendments described herein. 4. The ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2016. Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02B41A .. Directions to Peapack-Gladstone Financial Corporation’s Annual Meeting From points North: From points South: • Take I-287 South to exit 22 toward US 202/US 206 N • Take I-287 North to exit 22A US-202/US-206 S toward Pluckemin • Take jughandle on right • Take the exit toward Hills Drive • Turn left on US-202/US-206 S toward Pluckemin • Turn left onto Hills Drive • Take the exit toward Hills Drive • Destination will be on the left • Turn left onto Hills Drive • Destination will be on the left • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • + Proxy — Peapack-Gladstone Financial Corporation Notice of 2016 Annual Meeting of Shareholders 500 Hills Drive, Bedminster, New JerseyProxy Solicited by Board of Directors for Annual Meeting – April 26, 2016 John D. Kissel, James R. Lamb and Philip W. Smith, III or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Peapack-Gladstone Financial Corporation to be held on April 26, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

.. + Important Notice Regarding the Availability of Proxy Materials for the Peapack-Gladstone Financial Corporation Shareholder Meeting to be Held on April 26, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K are available at: www.envisionreports.com/PGC • Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/PGC to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2016 to facilitate timely delivery. + 02B43A .. Shareholder Meeting Notice Peapack-Gladstone Financial Corporation’s Annual Meeting of Shareholders will be held on Tuesday, April 26, 2016 onthe first floor of the headquarters building at 500 Hills Drive, Bedminster, New Jersey, at 2:00 p.m. Eastern Time. The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4: 1. Election of Directors. 2. Advisory vote on executive compensation. 3. Amended 2012 Long-Term Stock Incentive Plan. 4. Ratify selection of auditors. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to Peapack-Gladstone Financial Corporation’s Annual Meeting From points North: From points South: • Take I-287 South to exit 22 toward US 202/US 206 N • Take I-287 North to exit 22A US-202/US-206 S toward Pluckemin • Take jughandle on right • Take the exit toward Hills Drive • Turn left on US-202/US-206 S toward Pluckemin • Turn left onto Hills Drive • Take the exit toward Hills Drive • Destination will be on the left • Turn left onto Hills Drive • Destination will be on the left Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. • Internet – Go to www.envisionreports.com/PGC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. • Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. • Email – Send email to investorvote@computershare.com with “Proxy Materials Peapack-Gladstone Financial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2016. 02B43A